As filed with the Securities and Exchange Commission on

                                January 27, 2004

                               File No. 811-07603


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM N-1A

                             REGISTRATION STATEMENT

                                      UNDER

                       THE INVESTMENT COMPANY ACT OF 1940

                              AMENDMENT NO. 17 |X|


                   MELLON INSTITUTIONAL FUNDS MASTER PORTFOLIO
               ---------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

                             Mellon Financial Center
                                One Boston Place
                           Boston, Massachusetts 02108
                     ---------------------------------------
                    (Address of Principal Executive Offices)

      Registrant's Telephone Number, including Area Code: (800) 221 - 4795

                               Patrick J. Sheppard
                    C/o Mellon Institutional Asset Management
                             Mellon Financial Center
                                One Boston Place
                           Boston, Massachusetts 02108
                  --------------------------------------------
                     (Name and Address of Agent for Service)

                                EXPLANATORY NOTES

This Amendment No. 17 to the Registration Statement on Form N-1A (the "Amendment") has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"), and Rule 8b-16 thereunder. However, beneficial interests in the series of the Registrant are not registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests will be issued solely in transactions that are exempt from registration under the 1933 Act. Investments in the Registrant's series may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The Amendment does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.

This Amendment relates only to The Boston Company Large Cap Core Portfolio, The Boston Company Small Cap Growth Portfolio, The Boston Company Small Cap Value Portfolio, The Boston Company International Core Equity Portfolio and The Boston Company International Small Cap Portfolio.

                                EXPLANATORY NOTE

Throughout this Part A and Part B of The Boston Company Small Cap Value Portfolio (the "Portfolio"), a series of Mellon Institutional Funds Master Portfolio (the "Portfolio Trust"), specified information concerning the Portfolio and the Portfolio Trust is incorporated by reference from the most recently effective post-effective amendment to the Registration Statement on Form N-1A (File Nos. 33-8214 and 811-4813) of Mellon Institutional Funds Investment Trust (the "Trust") that relates to and includes the prospectus and statement of additional information of The Boston Company Small Cap Value Fund (the "Small Cap Value Fund" or the "Fund"). Further, to the extent that information concerning the Portfolio and/or the Portfolio Trust is so incorporated and the Trust files, pursuant to Rule 497 under the Securities Act of 1933, as amended (the "1933 Act"), a revised prospectus or statement of additional information of the Fund or a supplement to the Fund's prospectus or statement of additional information that amends such incorporated information, then the amended information contained in such Rule 497 filing is also incorporated herein by reference. The Fund's current prospectus and statement of additional information, as amended, revised or supplemented from time to time, are referred to herein collectively as the "Prospectus" and "SAI," respectively.

Dated: January 27, 2004


                   MELLON INSTITUTIONAL FUNDS MASTER PORTFOLIO
                  THE BOSTON COMPANY SMALL CAP VALUE PORTFOLIO

                                     PART A

THIS PART A DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN THE BOSTON COMPANY SMALL CAP VALUE PORTFOLIO.

The Portfolio's Part B, of even date herewith, is incorporated by reference into this Part A.

Responses to Items 1 through 3, 5 and 9 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND RELATED
RISKS.

The Portfolio Trust incorporates by reference the information concerning the Portfolio's investment objective, policies and restrictions from the following sections of the Prospectus: "Risk/Return Summary," "The Funds' Investments and Related Risks," and "Fund Details - Master/feeder structure."

ITEM 6.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

                                   MANAGEMENT

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's management from "The Investment Advisers" in the Prospectus.

Administrator of the Portfolio. Mellon Bank, N.A. (the "Portfolio Administrator"), with its principal place of business at One Mellon Center, Pittsburgh, Pennsylvania 15258, provides administration and accounting services to the Portfolio pursuant to a written custody, administration and accounting services agreement with the Portfolio Trust on behalf of the Portfolio. The Portfolio Administrator is a wholly-owned subsidiary of Mellon Financial Corporation, which is the indirect parent company of The Boston Company Asset Management, LLC, the Portfolio's investment adviser (the "Adviser"). The Portfolio Administrator provides the Portfolio Trust with office space for managing its affairs, and with certain clerical services and facilities. The Portfolio's custody, administration and accounting services agreement can be terminated by either party on not more than 60 days' written notice.

                                  ORGANIZATION

The Portfolio Trust is a no-load, open-end management investment company which was organized as a master trust fund under the laws of the State of New York on January 18, 1996. Beneficial interests in the Portfolio Trust are divided into separate sub-trusts or series, each having distinct investment objectives and policies, one of which, the Portfolio, is described herein. Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the 1933 Act. Investments in the Portfolio Trust may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

                                CAPITAL STRUCTURE

The Portfolio Trust incorporates by reference information concerning the master-feeder structure from "Fund Details - Master/feeder structure" in the Prospectus.

The Portfolio Trust was organized as a trust under the laws of the State of New York on January 18, 1996. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Portfolio Trust. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will not be liable for the obligations of the Portfolio although they will bear the risk of loss of their entire respective interests in the Portfolio. However, there is a risk that interest-holders in the Portfolio may be held personally liable as partners for the Portfolio's obligations. Because the Portfolio Trust's Declaration of Trust disclaims interest-holder liability and provides for indemnification against such liability, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

The Portfolio Trust reserves the right to create and issue any number of series, in which case investments in each series would participate equally in earnings and assets of the particular series.

Investments in the Portfolio have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth above. The Portfolio Trust is not required and has no current intention to hold annual meetings of investors, but the Portfolio Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified percentage of the aggregate value of the Portfolio Trust's outstanding interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

As of the date of this Part A, the Fund and the Dreyfus Premier Small Cap Equity Fund beneficially owned substantially all of the then outstanding interests of the Portfolio. Because the Fund owns the significant majority of the outstanding interests of the Portfolio, it would therefore be deemed to control the Portfolio.

Inquiries concerning the Portfolio should be made by contacting the Portfolio at the Portfolio Trust's registered office in care of the Portfolio Administrator, One Boston Place, Boston Massachusetts 02108.

     Please see Item 7 for a discussion of the Portfolio's dividend policy.

ITEM 7.  SHAREHOLDER INFORMATION

                       PRICING OF SECURITIES BEING OFFERED

The Portfolio Trust incorporates by reference information concerning the calculation of the Portfolio's net asset value from "Investment and Account Information - Valuation of shares" in the Prospectus.

The net asset value of the Portfolio is computed in U.S. dollars each day on which the New York Stock Exchange ("NYSE") is open for trading ("Business Day") (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the 1940 Act). Currently, the NYSE is not open on weekends, New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. This determination is made as of the close of regular trading on the NYSE which is normally 4:00 p.m., New York time (the "Valuation Time"). If the NYSE closes early, the Portfolio accelerates calculation of NAV and transaction deadlines to that time.

The Portfolio's portfolio securities are valued at the last sale prices, on the valuation date, on the exchange or national securities market on which they are primarily traded. Securities not listed on an exchange or national securities market, or securities for which there were no reported transactions, are valued at the last quoted bid prices. Securities for which quotations are not readily available and all other assets are valued at fair value as determined in good faith by the Adviser in accordance with procedures approved by the Trustees of the Portfolio Trust. Money market instruments with less than sixty days remaining to maturity when acquired by the Portfolio are valued on an amortized cost basis unless the Trustees determine that amortized cost does not represent fair value. If the Portfolio acquires a money market instrument with more than sixty days remaining to its maturity, it is valued at current market value until the sixtieth day prior to maturity and will then be valued at amortized cost based upon the value on such date unless the Trustees determine during such sixty-day period that amortized cost does not represent fair value.

Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Business Day. At each Valuation Time on each such Business Day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such Business Day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time, on the following Business Day.

                      PURCHASE OF SECURITIES BEING OFFERED

Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the 1933 Act. See "Management, Organization and Capital Structure" above.

An investment in the Portfolio may be made without a sales load by certain eligible investors. All investments are made at the net asset value next determined after an order and payment for the investment is received by the Portfolio or its agent by the designated cutoff time for each accredited investor. There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio Trust's custodian bank by a Federal Reserve Bank). The Portfolio Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

                     REDEMPTION OF SECURITIES BEING OFFERED

An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined after receipt by the Portfolio or its agent, by the close of regular trading (normally 4:00 p.m. Eastern Time) on the NYSE or, as of such earlier times at which the Portfolio's net asset value is calculated on each Business Day, by a withdrawal request in proper form. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within five Business Days following receipt of the request. The Portfolio reserves the right to pay redemptions in kind. Investments in the Portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

                           DIVIDENDS AND DISTRIBUTIONS

The net income of the Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles ("Net Income"). Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the Net Income of the Portfolio is allocated pro rata among the investors in the Portfolio. The Net Income is accrued daily and reflected in each investor's interest in the Portfolio.

                                TAX CONSEQUENCES

Under the anticipated method of operation of the Portfolio, it is expected that the Portfolio will not be subject to any U.S. federal or state income tax. However, any investor in the Portfolio that is subject to U.S. federal income taxation will take into account its share (as determined in accordance with the governing instrument of the Portfolio) of the Portfolio's items of income, gain, loss, deduction and credit in determining its income tax liability, if any. The determination of such share will be made in a manner that is intended to comply with the Internal Revenue Code of 1986, as amended (the "Code"), and applicable tax regulations.

It is intended that the Portfolio's assets, income and distributions will be managed in such a way that any investor in the Portfolio that is otherwise eligible to be treated as a regulated investment company should be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invests all of its investment securities (as such term is used in the 1940 Act) in the Portfolio.

ITEM 8.  DISTRIBUTION ARRANGEMENTS.

                     MULTIPLE CLASS AND MASTER-FEEDER FUNDS

The Portfolio Trust incorporates by reference information concerning the master-feeder structure from "Fund Details - Master/feeder structure" in the Prospectus.

Dated: January 27, 2004

                   MELLON INSTITUTIONAL FUNDS MASTER PORTFOLIO
                  THE BOSTON COMPANY SMALL CAP VALUE PORTFOLIO

                                     PART B

ITEM 10. COVER PAGE AND TABLE OF CONTENTS.

This Part B expands upon and supplements the information contained in Part A of The Boston Company Small Cap Value Portfolio (the "Portfolio"), a separate investment series of Mellon Institutional Funds Master Portfolio (the "Portfolio Trust"). This Part B should be read in conjunction with such Part A. NEITHER PART A NOR THIS PART B CONSTITUTES AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN THE BOSTON COMPANY SMALL CAP VALUE PORTFOLIO.

                                                                                           PAGE

Portfolio History...................................................................        B-1
Description of the Portfolio and Its Investments and Risks..........................        B-1
Management of the Portfolio.........................................................        B-2
Control Persons and Principal Holders of Securities.................................        B-3
Investment Advisory and Other Services..............................................        B-3
Brokerage Allocation and Other Practices............................................        B-3
Capital Stock and Other Securities..................................................        B-4
Purchase, Redemption and Pricing of Securities Being Offered........................        B-4
Taxation of the Portfolio...........................................................        B-4
Underwriters........................................................................        B-7
Calculation of Performance Data.....................................................        B-7
Financial Statements................................................................        B-7

ITEM 11. PORTFOLIO HISTORY.

         Not applicable.

ITEM 12. DESCRIPTION OF THE PORTFOLIO AND ITS INVESTMENTS AND RISKS.

Part A contains additional information about the investment objective and policies of the Portfolio. This Part B should be read only in conjunction with Part A. This section contains supplemental information concerning the types of securities and other instruments in which the Portfolio may invest, the investment policies and portfolio strategies that the Portfolio may utilize and certain risks attendant to those investments, policies and strategies.

The Portfolio Trust incorporates by reference the information concerning the Portfolio's investment objective, policies and restrictions from the following sections of the SAI: "Investment Objectives and Policies" and "Investment Restrictions."

ITEM 13. MANAGEMENT OF THE PORTFOLIO.

Trustees and Officers of the Portfolio Trust. The Trustees of the Portfolio Trust are identical to the Trustees of the Trust. The officers of the Portfolio Trust are Messrs. Anderson, Sheppard and Simonds and Mdmes. Kane, Kneeland, Hultgren and McCann who hold the same office with the Portfolio Trust as with the Trust. The Portfolio Trust incorporates by reference the information concerning the management of the Portfolio and the Portfolio Trust from "Management" in the SAI.

Compensation of Trustees and Officers. The Portfolio Trust pays no compensation to the Trustees of the Portfolio Trust that are affiliated with The Boston Company Asset Management, LLC, the adviser to the Portfolio (the "Adviser"), or its affiliates, or to the Portfolio Trust's officers. None of the Trustees or officers have engaged in any financial transactions with the Portfolio Trust or the Adviser during the fiscal year September 30, 2003, except that certain Trustees and officers who are directors and officers of the Adviser, may from time to time, purchase additional shares of common stock of Mellon Financial Corporation, the publicly traded indirect parent company of the Adviser.

The following table sets forth an estimate of the compensation to be paid to the Portfolio Trust's Trustees by the Portfolio during the Portfolio's fiscal year ending September 30, 2004:

               Name of Trustee                    Aggregate            Pension or        Total Compensation from
               ---------------                Compensation from   Retirement Benefits      Portfolio and Other
                                                the Portfolio      Accrued as Part of       Funds in Complex*
                                                -------------     Portfolio's Expenses      -----------------
                                                                  --------------------
 Samuel C. Fleming                                   $825                   0                    $43,000
 Benjamin M. Friedman                                $825                   0                    $43,000
 John H. Hewitt                                      $825                   0                    $43,000
 Caleb Loring, III                                   $925                   0                    $48,000
 Patrick J. Sheppard                                   0                    0                       0

--------------------

* As of the date of this Part B there were 19 registered investment companies (or series thereof) in the fund complex, nine of which were series of the Portfolio Trust. Total compensation is based on historical data for the year ended December 31, 2003.

Proxy Voting Policies and Procedures. The Portfolio Trust has adopted the same proxy voting policies and procedures as the Trust. The Portfolio Trust incorporates by reference the information in the SAI which contains a description of the Trust's and Portfolio Trust's proxy voting policies and procedures.

ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of the date of this Part B, no interests in the Portfolio have been offered. Accordingly, the Trustees and officers of the Portfolio Trust as a group beneficially owned (i.e., had voting and/or investment power) no interests of the Portfolio. As of the date of this Part B, the Small Cap Value Fund and the Dreyfus Premier Small Cap Equity Fund beneficially owned substantially all of the then outstanding interests of the Portfolio. Because the Fund owns the significant majority of the outstanding interests of the Portfolio, it would therefore be deemed to control the Portfolio. Accordingly, the Fund may be able to take actions with respect to the Trust (i.e., elect Trustees or approve an advisory agreement) without the approval of other investors in the Portfolio. The Small Cap Value Fund is a separate diversified series of the Mellon Institutional Funds Investment Trust, an open-end investment company, located at One Boston Place, Boston, MA 02108. The Dreyfus Premier Small Cap Equity Fund is a separate diversified series of the Dreyfus Premier Stock Fund, a newly formed open-end investment company, located at 200 Park Avenue, New York, NY 10166.

Registered investment companies investing in the Portfolio have informed the Portfolio that whenever such an investor is requested to vote on matters pertaining to the fundamental policies of the Portfolio, the investment company will hold a meeting of shareholders and will cast its votes as instructed by the company's shareholders.

ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's investment advisory and other services from "Management" in the SAI.

Custodian. Mellon Bank, N.A., with its principal place of business at One Mellon Center, Pittsburgh, Pennsylvania 15258, serves as custodian of all cash and securities of the Portfolio. Mellon Bank is a wholly-owned subsidiary of Mellon Financial Corporation.

Independent Auditors. PricewaterhouseCoopers LLP, 160 Federal Street, Boston, MA 02110, serves as independent auditors for the Portfolio Trust and will audit the Portfolio's financial statements annually.

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's brokerage allocation and other practices from "Portfolio Transactions" in the SAI.

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.

The Portfolio Trust incorporates by reference the section entitled "The Portfolio and Its Investors" in the SAI.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED.

Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the Securities Act of 1933. See "Management, Organization and Capital Structure," "Shareholder Information - Purchase of Securities Being Offered" and "Redemption of Securities Being Offered" in Part A.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's pricing of interests being offered from "Determination of Net Asset Value" in the SAI.

The Portfolio intends to pay redemption proceeds in cash for all interests redeemed but, under certain conditions, the Portfolio may make payment wholly or partly in portfolio securities. The Portfolio will select such securities in a manner it considers equitable, regardless of the composition of the Portfolio's portfolio at the time of the redemption in-kind. Portfolio securities paid upon withdrawal or reduction of an interest-holder's investment in the Portfolio will be valued at their then current market value. The Portfolio Trust has elected to be governed by the provisions of Rule 18f-1 under the 1940 Act which limits the Portfolio's obligation to make cash redemption payments to any investor during any 90-day period to the lesser of $250,000 or 1% of the Portfolio's net asset value at the beginning of such period. An investor may incur brokerage costs in converting portfolio securities received upon redemption to cash. The Portfolio intends that it will not redeem an investor's interest in-kind except in circumstances in which the particular investor is permitted to redeem in-kind or in the event that the particular investor completely withdraws its interest in the Portfolio.

ITEM 19. TAXATION OF THE PORTFOLIO.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's tax status from "Taxation" in the SAI.

There are certain tax issues that will be relevant to only certain of the investors, such as investors who contribute assets rather than cash to the Portfolio. It is intended that such contributions of assets will not be taxable, provided certain requirements are met. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolio.

Non-U.S. Investors
------------------

The following is a discussion of the principal U.S. federal income tax consequences of an investment in the Portfolio by an entity that is organized or established under Non-U.S. laws and that is or would be properly classified as a corporation under the entity classification principles of U.S. tax law (a "Foreign Investor"). This discussion assumes that, without considering the effect, if any, of an investment in the Portfolio, the Foreign Investor will not be engaged in a trade or business in the U.S. and that the Foreign Investor will not have any activities in or connections with the U.S. other than its investment in the Portfolio. This discussion also assumes that the Portfolio will be classified as a partnership for U.S. federal income tax purposes.

The Portfolio intends to operate so that Foreign Investors in the Portfolio would not be considered to be engaged in a trade or business in the U.S. solely as a result of investing in the Portfolio, under special U.S. federal income tax provisions applicable to certain entities the principal business of which is trading in stocks or securities for their own account. Consequently, it is anticipated that a Foreign Investor in the Portfolio will generally not incur any U.S. taxes in respect of the ownership or disposition of its interest in the Portfolio, including upon the allocation or distribution to it of the ordinary income and capital gains realized by the Portfolio, with the exception described in the next sentence. Foreign Investors may be subject to nonresident alien withholding tax (which would be withheld by the Portfolio or its agent and paid to U.S. tax authorities) at the rate of 28% (or a reduced rate if an income tax treaty rate reduction is available) on certain amounts that are from U.S. sources and are treated as ordinary income allocated to them by the Portfolio, except to the extent a U.S. withholding tax exemption may be available. Such an exemption will generally be available principally for (i) interest income that qualifies as "portfolio interest" under U.S. tax law, (ii) other interest from certain short-term debt obligations or bank deposits, and (iii) interest and dividends that are treated as non-U.S. source income under the Internal Revenue Code of 1986, as amended (the "Code") (e.g., in general, interest or dividends paid with respect to the Portfolio's investments in stock or securities of non-U.S. companies or non-U.S. governmental entities, which may be subject to withholding or other taxes imposed by the countries in which such issuers are located). Such an exemption will not, however, be available for dividend income the Portfolio receives with respect to its investments in stock of U.S. corporations, certain U.S.-source interest that does not qualify as interest described in clauses (i) or (ii) of the previous sentence, and possibly certain other income. U.S. withholding taxes could also apply to gains attributable to any interests held by the Portfolio in U.S. real property other than interests held solely as a creditor, but the Portfolio anticipates that it will generally not hold the types of interest in U.S. real property to which these withholding taxes apply.

If the Portfolio were considered to be engaged in a U.S. trade or business for U.S. federal income tax purposes, any Foreign Investor in the Portfolio would also be considered to be engaged in a U.S. trade or business and would be subject to U.S. federal income tax on its allocable share of any income of the Portfolio which is considered to be effectively connected with such U.S. trade or business ("Effectively Connected Income"). The tax on Effectively Connected Income would be imposed on a net basis at the rates applicable to U.S. taxpayers generally (and the after-tax amount of such income could also be subject to a separate branch profits tax at a 28% rate). The Portfolio would be required to withhold tax from the portion of its Effectively Connected Income which is allocable to Foreign Investors at the highest rates applicable to U.S. taxpayers (whether or not distributions are made by the Portfolio to such Foreign Investors during the taxable year). To the extent the income of the Portfolio constitutes Effectively Connected Income, a Foreign Investor may also be subject to U.S. federal income tax on some or all of the gain it recognizes on the disposition of its interest in the Portfolio. The Portfolio intends to operate in a manner that will not result in any significant portion of the Portfolio's income being treated as Effectively Connected Income, although it is possible that the Portfolio could receive some Effectively Connected Income to the extent, if any, it invests in a partnership or trust that earns such income or holds certain interests in U.S. real property.

The U.S. nonresident alien withholding taxes which may be applicable to a Foreign Investor's allocable share of some of the Portfolio's income might in some cases be reduced or eliminated under a tax treaty between the U.S. and the foreign country of which the Foreign Investor is a resident, if that country has an income tax treaty with the U.S., the Foreign Investor qualifies for benefits under that treaty, the treaty applies to investments made through partnership entities like the Portfolio, and any other applicable requirements can be satisfied. Prospective Foreign Investors should consult their tax advisors regarding the potential applicability to them of an income tax treaty and the procedures for qualifying for treaty benefits.

Massachusetts Taxation
----------------------

A Foreign Investor or U.S. investor that is properly classified as a corporation under U.S. federal and Massachusetts tax principles (collectively, an "Investor") might be required to pay Massachusetts corporate excise tax if the Investor or the Portfolio has sufficient activities in or contacts with the Commonwealth of Massachusetts ("tax nexus") to be subject to Massachusetts taxing jurisdiction. The Portfolio intends to conduct its operations so that it should not have tax nexus with Massachusetts and, consequently, an Investor that is not otherwise subject to Massachusetts taxation should not become subject to Massachusetts taxation solely by virtue of investing in the Portfolio. It should be noted that, under present Massachusetts tax law, an Investor that qualifies as a RIC under the federal income tax provisions incorporated in Massachusetts law will not be required to pay any Massachusetts income or Massachusetts corporate excise or franchise tax even if tax nexus with Massachusetts does exist as a result of investing in the Portfolio.

ITEM 20. UNDERWRITERS.

         Not applicable.

ITEM 21. CALCULATION OF PERFORMANCE DATA.

         Not applicable.

ITEM 22. FINANCIAL STATEMENTS.

Investors will receive the Portfolio's unaudited semi-annual reports and annual reports audited by PricewaterhouseCoopers LLP, the Portfolio's independent auditors. The financial statements of the Portfolio, a series of the Portfolio Trust (the "Registrant"), are incorporated by reference from the Annual Reports to interest holders for the year ended September 30, 2003 which are attached to and incorporated by reference into Parts B included herewith. (The Annual Reports to Shareholders were filed electronically on December 10, 2003; File no. 811-04813; accession numbers 0001145443-03-001531).

                                EXPLANATORY NOTE

Throughout this Part A and Part B of The Boston Company Small Cap Growth Portfolio (the "Portfolio"), a series of Mellon Institutional Funds Master Portfolio (the "Portfolio Trust"), specified information concerning the Portfolio and the Portfolio Trust is incorporated by reference from the most recently effective post-effective amendment to the Registration Statement on Form N-1A (File Nos. 33-8214 and 811-4813) of Mellon Institutional Funds Investment Trust (the "Trust") that relates to and includes the prospectus and statement of additional information of The Boston Company Small Cap Growth Fund (the "Fund"). Further, to the extent that information concerning the Portfolio and/or the Portfolio Trust is so incorporated and the Trust files, pursuant to Rule 497 under the Securities Act of 1933, as amended (the "1933 Act"), a revised prospectus or statement of additional information of the Fund or a supplement to the Fund's prospectus or statement of additional information that amends such incorporated information, then the amended information contained in such Rule 497 filing is also incorporated herein by reference. The Fund's current prospectus and statement of additional information, as amended, revised or supplemented from time to time, are referred to herein as the "Prospectus" and "SAI," respectively.

Dated January 27, 2004

                   MELLON INSTITUTIONAL FUNDS MASTER PORTFOLIO
                  THE BOSTON COMPANY SMALL CAP GROWTH PORTFOLIO

                                     PART A

THIS PART A DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN THE BOSTON COMPANY SMALL CAP GROWTH PORTFOLIO.

The Portfolio's Part B, of even date herewith, is incorporated by reference into this Part A.

Responses to Items 1 through 3, 5 and 9 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND RELATED
RISKS.

The Portfolio Trust incorporates by reference the information concerning the Portfolio's investment objective, policies and restrictions from the following sections of the Prospectus: "Risk/Return Summary," "The Funds' Investments and Related Risks," and "Fund Details - Master/feeder structure."

ITEM 6.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

                                   MANAGEMENT

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's management from "The Investment Advisers" in the Prospectus.

Administrator of the Portfolio. Mellon Bank, N.A. (the "Portfolio Administrator"), with its principal place of business at One Mellon Center, Pittsburgh, Pennsylvania 15258, provides administration and accounting services to the Portfolio pursuant to a written custody, administration and accounting services agreement with the Portfolio Trust on behalf of the Portfolio. The Portfolio Administrator is a wholly-owned subsidiary of Mellon Financial Corporation, which is the indirect parent company of The Boston Company Asset Management, LLC, the Portfolio's investment adviser (the "Adviser"). The Portfolio Administrator provides the Portfolio Trust with office space for managing its affairs, and with certain clerical services and facilities. The Portfolio's custody, administration and accounting services agreement can be terminated by either party on not more than 60 days' written notice.

                                  ORGANIZATION

The Portfolio Trust is a no-load, open-end management investment company which was organized as a master trust fund under the laws of the State of New York on January 18, 1996. Beneficial interests in the Portfolio Trust are divided into separate sub-trusts or series, each having distinct investment objectives and policies, one of which, the Portfolio, is described herein. Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the 1933 Act. Investments in the Portfolio Trust may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

                                CAPITAL STRUCTURE

The Portfolio Trust incorporates by reference information concerning the master-feeder structure from "Fund Details - Master/feeder structure" in the Prospectus.

The Portfolio Trust was organized as a trust under the laws of the State of New York on January 18, 1996. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Portfolio Trust. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will not be liable for the obligations of the Portfolio although they will bear the risk of loss of their entire respective interests in the Portfolio. However, there is a risk that interest-holders in the Portfolio may be held personally liable as partners for the Portfolio's obligations. Because the Portfolio Trust's Declaration of Trust disclaims interest-holder liability and provides for indemnification against such liability, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

The Portfolio Trust reserves the right to create and issue any number of series, in which case investments in each series would participate equally in earnings and assets of the particular series.

Investments in the Portfolio have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth above. The Portfolio Trust is not required and has no current intention to hold annual meetings of investors, but the Portfolio Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified percentage of the aggregate value of the Portfolio Trust's outstanding interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

As of the date of this Part A, the Fund beneficially owned substantially all of the then outstanding interests in the Portfolio and therefore controlled the Portfolio.

Inquiries concerning the Portfolio should be made by contacting the Portfolio at the Portfolio Trust's registered office in care of the Portfolio Administrator, One Boston Place, Boston Massachusetts 02108.

     Please see Item 7 for a discussion of the Portfolio's dividend policy.

ITEM 7.  SHAREHOLDER INFORMATION

                       PRICING OF SECURITIES BEING OFFERED

The Portfolio Trust incorporates by reference information concerning the calculation of the Portfolio's net asset value from "Investment and Account Information - Valuation of shares" in the Prospectus.

The net asset value of the Portfolio is computed in U.S. dollars each day on which the New York Stock Exchange ("NYSE") is open for trading ("Business Day") (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the 1940 Act). Currently, the NYSE is not open on weekends, New Year's Day, Martin Luther King, Jr. Day, Presidents' Day,

Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. This determination is made as of the close of regular trading on the NYSE which is normally 4:00 p.m., New York time (the "Valuation Time"). If the NYSE closes early, the Portfolio accelerates calculation of NAV and transaction deadlines to that time.

The Portfolio's portfolio securities are valued at the last sale prices, on the valuation date, on the exchange or national securities market on which they are primarily traded. Securities not listed on an exchange or national securities market, or securities for which there were no reported transactions, are valued at the last quoted bid prices. Securities for which quotations are not readily available and all other assets are valued at fair value as determined in good faith by the Adviser in accordance with procedures approved by the Trustees of the Portfolio Trust. Money market instruments with less than sixty days remaining to maturity when acquired by the Portfolio are valued on an amortized cost basis unless the Trustees determine that amortized cost does not represent fair value. If the Portfolio acquires a money market instrument with more than sixty days remaining to its maturity, it is valued at current market value until the sixtieth day prior to maturity and will then be valued at amortized cost based upon the value on such date unless the Trustees determine during such sixty-day period that amortized cost does not represent fair value.

Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Business Day. At each Valuation Time on each such Business Day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such Business Day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time, on the following Business Day.

                      PURCHASE OF SECURITIES BEING OFFERED

Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the 1933 Act. See "Management, Organization and Capital Structure" above.

An investment in the Portfolio may be made without a sales load by certain eligible investors. All investments are made at the net asset value next determined after an order and payment for the investment is received by the Portfolio or its agent by the designated cutoff time for each accredited investor. There is no minimum initial or subsequent investment in the Portfolio.

However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio Trust's custodian bank by a Federal Reserve Bank). The Portfolio Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

                     REDEMPTION OF SECURITIES BEING OFFERED

An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined after receipt by the Portfolio or its agent, by the close of trading (normally 4:00 p.m. Eastern Time) on the NYSE or, as of such earlier times at which the Portfolio's net asset value is calculated on each Business Day, by a withdrawal request in proper form. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within five Business Days following receipt of the request. The Portfolio reserves the right to pay redemptions in kind. Investments in the Portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

                           DIVIDENDS AND DISTRIBUTIONS

The net income of the Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles ("Net Income"). Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the Net Income of the Portfolio is allocated pro rata among the investors in the Portfolio. The Net Income is accrued daily and reflected in each investor's interest in the Portfolio.

                                TAX CONSEQUENCES

Under the anticipated method of operation of the Portfolio, it is expected that the Portfolio will not be subject to any U.S. federal or state income tax. However, any investor in the Portfolio that is subject to U.S. federal income taxation will take into account its share (as determined in accordance with the governing instrument of the Portfolio) of the Portfolio's items of income, gain, loss, deduction and credit in determining its income tax liability, if any. The determination of such share will be made in a manner that is intended to comply with the Internal Revenue Code of 1986, as amended (the "Code"), and applicable tax regulations.

It is intended that the Portfolio's assets, income and distributions will be managed in such a way that any investor in the Portfolio that is otherwise eligible to be treated as a regulated investment company should be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invests all of its investment securities (as such term is used in the 1940 Act) in the Portfolio.

ITEM 8.  DISTRIBUTION ARRANGEMENTS.

                     MULTIPLE CLASS AND MASTER-FEEDER FUNDS

The Portfolio Trust incorporates by reference information concerning the master-feeder structure from "Fund Details - Master/feeder structure" in the Prospectus.

Dated January 27, 2004

                   MELLON INSTITUTIONAL FUNDS MASTER PORTFOLIO
                  THE BOSTON COMPANY SMALL CAP GROWTH PORTFOLIO

                                     PART B

ITEM 10. COVER PAGE AND TABLE OF CONTENTS.

This Part B expands upon and supplements the information contained in Part A of The Boston Company Small Cap Growth Portfolio (the "Portfolio"), a separate investment series of Mellon Institutional Funds Master Portfolio (the "Portfolio Trust"). This Part B should be read in conjunction with such Part A. NEITHER PART A NOR THIS PART B CONSTITUTES AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN THE BOSTON COMPANY SMALL CAP GROWTH PORTFOLIO.

                                                                                           PAGE

Portfolio History...................................................................        B-1
Description of the Portfolio and Its Investments and Risks..........................        B-1
Management of the Portfolio.........................................................        B-2
Control Persons and Principal Holders of Securities.................................        B-3
Investment Advisory and Other Services..............................................        B-3
Brokerage Allocation and Other Practices............................................        B-3
Capital Stock and Other Securities..................................................        B-4
Purchase, Redemption and Pricing of Securities Being Offered........................        B-4
Taxation of the Portfolio...........................................................        B-4
Underwriters........................................................................        B-7
Calculation of Performance Data.....................................................        B-7
Financial Statements................................................................        B-7

ITEM 11. PORTFOLIO HISTORY.

         Not applicable.

ITEM 12. DESCRIPTION OF THE PORTFOLIO AND ITS INVESTMENTS AND RISKS.

Part A contains additional information about the investment objective and policies of the Portfolio. This Part B should be read only in conjunction with Part A. This section contains supplemental information concerning the types of securities and other instruments in which the

Portfolio may invest, the investment policies and portfolio strategies that the Portfolio may utilize and certain risks attendant to those investments, policies and strategies.

The Portfolio Trust incorporates by reference the information concerning the Portfolio's investment objective, policies and restrictions from the following sections of the SAI: "Investment Objectives and Policies" and "Investment Restrictions."

ITEM 13. MANAGEMENT OF THE PORTFOLIO.

Trustees and Officers of the Portfolio Trust. The Trustees of the Portfolio Trust are identical to the Trustees of the Trust. The officers of the Portfolio Trust are Messrs. Anderson, Sheppard, and Simonds, and Mdmes. Kane, Kneeland, Hultgren and McCann who hold the same office with the Portfolio Trust as with the Trust. The Portfolio Trust incorporates by reference the information concerning the management of the Portfolio and the Portfolio Trust from "Management" in the SAI.

Compensation of Trustees and Officers. The Portfolio Trust pays no compensation to the Trustees of the Portfolio Trust that are affiliated with The Boston Company Asset Management, LLC, the adviser to the Portfolio (the "Adviser"), or its affiliates, or to the Portfolio Trust's officers. None of the Trustees or officers have engaged in any financial transactions with the Portfolio Trust or the Adviser during the fiscal year ended September 30, 2003, except that certain Trustees and officers who are directors and officers of the Adviser, may from time to time purchase additional shares of common stock of Mellon Financial Corporation, the publicly traded indirect parent company of the Adviser.

The following table sets forth all compensation paid to the Portfolio Trust's Trustees as of the Portfolio's fiscal year ended September 30, 2003:

               Name of Trustee                    Aggregate            Pension or        Total Compensation from
               ---------------                Compensation from   Retirement Benefits      Portfolio and Other
                                                the Portfolio      Accrued as Part of       Funds in Complex*
                                                -------------     Portfolio's Expenses      -----------------
                                                                  --------------------
 Samuel C. Fleming                                   $691                   0                    $43,000
 Benjamin M. Friedman                                $691                   0                    $43,000
 John H. Hewitt                                      $691                   0                    $43,000
 Caleb Loring, III                                   $744                   0                    $48,000
 Patrick J. Sheppard                                   0                    0                        0

--------------------

* As of the date of this Part B there were 19 registered investment companies (or series thereof) in the fund complex which are series of the Trust. In addition, there are nine series of the Portfolio Trust. Total compensation is based on historical data for the year ended December 31, 2003.

Proxy Voting Policies and Procedures. The Portfolio Trust has adopted the same proxy voting policies and procedures as the Trust. The Portfolio Trust incorporates by reference the information in the SAI which contains a description of the Trust's and Portfolio Trust's proxy voting policies and procedures.

ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of the date of this Part B, the Trustees and officers of the Portfolio Trust as a group beneficially owned (i.e., had voting and/or investment power) less than 1% of the then outstanding interests of the Portfolio. As of the date of this Part B, The Boston Company Small Cap Growth Fund beneficially owned substantially all of the then outstanding interests of the Portfolio and therefore controlled the Portfolio. Accordingly, the Fund may be able to take actions with respect to the Trust (i.e., elect Trustees or approve an advisory agreement) without the approval of other investors in the Portfolio. The Boston Company Small Cap Growth Fund is a separate diversified series of the Mellon Institutional Funds Investment Trust, an open-end investment company, located at One Boston Place, Boston, MA 02108.

Registered investment companies investing in the Portfolio have informed the Portfolio that whenever such an investor is requested to vote on matters pertaining to the fundamental policies of the Portfolio, the investment company will hold a meeting of shareholders and will cast its votes as instructed by the company's shareholders.

ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's investment advisory and other services from "Management" in the SAI.

Custodian. Mellon Bank, N.A., with its principal place of business at One Mellon Center, Pittsburgh, Pennsylvania 15258, serves as custodian of all cash and securities of the Portfolio. Mellon Bank is a wholly-owned subsidiary of Mellon Financial Corporation.

Independent Auditors. PricewaterhouseCoopers LLP, 160 Federal Street, Boston, MA 02110, serves as independent auditors for the Portfolio Trust and will audit the Portfolio's financial statements annually.

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's brokerage allocation and other practices from "Portfolio Transactions" in the SAI.

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.

The Portfolio Trust incorporates by reference the section entitled "The Portfolio and Its Investors" in the SAI.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED.

Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the Securities Act of 1933. See "Management, Organization and Capital Structure," "Shareholder Information - Purchase of Securities Being Offered" and "Redemption of Securities Being Offered" in Part A.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's pricing of interests being offered from "Determination of Net Asset Value" in the SAI.

The Portfolio intends to pay redemption proceeds in cash for all interests redeemed but, under certain conditions, the Portfolio may make payment wholly or partly in portfolio securities. The Portfolio will select such securities in a manner it considers equitable, regardless of the composition of the Portfolio's portfolio at the time of the redemption in-kind. Portfolio securities paid upon withdrawal or reduction of an interest-holder's investment in the Portfolio will be valued at their then current market value. The Portfolio Trust has elected to be governed by the provisions of Rule 18f-1 under the 1940 Act which limits the Portfolio's obligation to make cash redemption payments to any investor during any 90-day period to the lesser of $250,000 or 1% of the Portfolio's net asset value at the beginning of such period. An investor may incur brokerage costs in converting portfolio securities received upon redemption to cash. The Portfolio intends that it will not redeem an investor's interest in-kind except in circumstances in which the particular investor is permitted to redeem in-kind or in the event that the particular investor completely withdraws its interest in the Portfolio.

ITEM 19. TAXATION OF THE PORTFOLIO.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's tax status from "Taxation" in the SAI.

There are certain tax issues that will be relevant to only certain of the investors, such as investors who contribute assets rather than cash to the Portfolio. It is intended that such contributions of assets will not be taxable, provided certain requirements are met. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolio.

Non-U.S. Investors
------------------

The following is a discussion of the principal U.S. federal income tax consequences of an investment in the Portfolio by an entity that is organized or established under Non-U.S. laws and that is or would be properly classified as a corporation under the entity classification principles of U.S. tax law (a "Foreign Investor"). This discussion assumes that, without considering the effect, if any, of an investment in the Portfolio, the Foreign Investor will not be engaged in a trade or business in the U.S. and that the Foreign Investor will not have any activities in or connections with the U.S. other than its investment in the Portfolio. This discussion also assumes that the Portfolio will be classified as a partnership for U.S. federal income tax purposes.

The Portfolio intends to operate so that Foreign Investors in the Portfolio would not be considered to be engaged in a trade or business in the U.S. solely as a result of investing in the Portfolio, under special U.S. federal income tax provisions applicable to certain entities the principal business of which is trading in stocks or securities for their own account. Consequently, it is anticipated that a Foreign Investor in the Portfolio will generally not incur any U.S. taxes in respect of the ownership or disposition of its interest in the Portfolio, including upon the allocation or distribution to it of the ordinary income and capital gains realized by the Portfolio, with the exception described in the next sentence. Foreign Investors may be subject to nonresident alien withholding tax (which would be withheld by the Portfolio or its agent and paid to U.S. tax authorities) at the rate of 28% (or a reduced rate if an income tax treaty rate reduction is available) on certain amounts that are from U.S. sources and are treated as ordinary income allocated to them by the Portfolio, except to the extent a U.S. withholding tax exemption may be available. Such an exemption will generally be available principally for (i) interest income that qualifies as "portfolio interest" under U.S. tax law, (ii) other interest from certain short-term debt obligations or bank deposits, and (iii) interest and dividends that are treated as non-U.S. source income under the Internal Revenue Code of 1986, as amended (the "Code") (e.g., in general, interest or dividends paid with respect to the Portfolio's investments in stock or securities of non-U.S. companies or non-U.S. governmental entities, which may be subject to withholding or other taxes imposed by the countries in which such issuers are located). Such an exemption will not, however, be available for dividend income the Portfolio receives with respect to its investments in stock of U.S. corporations, certain U.S.-source interest that does not qualify as interest described in clauses (i) or (ii) of the previous sentence, and possibly certain other income. U.S. withholding taxes could also apply to gains attributable to any interests held by the Portfolio in U.S. real property other than interests held solely as a creditor, but the Portfolio anticipates that it will generally not hold the types of interest in U.S. real property to which these withholding taxes apply.

If the Portfolio were considered to be engaged in a U.S. trade or business for U.S. federal income tax purposes, any Foreign Investor in the Portfolio would also be considered to be engaged in a U.S. trade or business and would be subject to U.S. federal income tax on its allocable share of any income of the Portfolio which is considered to be effectively connected with such U.S. trade or business ("Effectively Connected Income"). The tax on Effectively Connected Income would be imposed on a net basis at the rates applicable to U.S. taxpayers generally (and the after-tax amount of such income could also be subject to a separate branch profits tax at a 28% rate). The Portfolio would be required to withhold tax from the portion of its Effectively Connected Income which is allocable to Foreign Investors at the highest rates applicable to U.S. taxpayers (whether or not distributions are made by the Portfolio to such Foreign Investors during the taxable year). To the extent the income of the Portfolio constitutes Effectively Connected Income, a Foreign Investor may also be subject to U.S. federal income tax on some or all of the gain it recognizes on the disposition of its interest in the Portfolio. The Portfolio intends to operate in a manner that will not result in any significant portion of the Portfolio's income being treated as Effectively Connected Income, although it is possible that the Portfolio could receive some Effectively Connected Income to the extent, if any, it invests in a partnership or trust that earns such income or holds certain interests in U.S. real property.

The U.S. nonresident alien withholding taxes which may be applicable to a Foreign Investor's allocable share of some of the Portfolio's income might in some cases be reduced or eliminated under a tax treaty between the U.S. and the foreign country of which the Foreign Investor is a resident, if that country has an income tax treaty with the U.S., the Foreign Investor qualifies for benefits under that treaty, the treaty applies to investments made through partnership entities like the Portfolio, and any other applicable requirements can be satisfied. Prospective Foreign Investors should consult their tax advisors regarding the potential applicability to them of an income tax treaty and the procedures for qualifying for treaty benefits.

Massachusetts Taxation

A Foreign Investor or U.S. investor that is properly classified as a corporation under U.S. federal and Massachusetts tax principles (collectively, an "Investor") might be required to pay Massachusetts corporate excise tax if the Investor or the Portfolio has sufficient activities in or contacts with the Commonwealth of Massachusetts ("tax nexus") to be subject to Massachusetts taxing jurisdiction. The Portfolio intends to conduct its operations so that it should not have tax nexus with Massachusetts and, consequently, an Investor that is not otherwise subject to Massachusetts taxation should not become subject to Massachusetts taxation solely by virtue of investing in the Portfolio. It should be noted that, under present Massachusetts tax law, an Investor that qualifies as a RIC under the federal income tax provisions incorporated in Massachusetts law will not be required to pay any Massachusetts income or Massachusetts corporate excise or franchise tax even if tax nexus with Massachusetts does exist as a result of investing in the Portfolio.

ITEM 20. UNDERWRITERS.

         Not applicable.

ITEM 21. CALCULATION OF PERFORMANCE DATA.

         Not applicable.

ITEM 22. FINANCIAL STATEMENTS.

Investors will receive the Portfolio's unaudited semi-annual reports and annual reports audited by PricewaterhouseCoopers LLP, the Portfolio's independent auditors. The financial statements of the Portfolio, a series of the Portfolio Trust (the "Registrant"), are incorporated by reference from the Annual Reports to interest holders for the year ended September 30, 2003 which are attached to and incorporated by reference into Parts B included herewith. (The Annual Reports to Shareholders were filed electronically on December 10, 2003; File no. 811-04813; accession numbers 0001145443-03-001531).

                                EXPLANATORY NOTE

Throughout this Part A and Part B of The Boston Company Large Cap Core Portfolio (the "Portfolio"), a series of Mellon Institutional Funds Master Portfolio (the "Portfolio Trust"), specified information concerning the Portfolio and the Portfolio Trust is incorporated by reference from the most recently effective post-effective amendment to the Registration Statement on Form N-1A (File Nos. 33-8214 and 811-4813) of Mellon Institutional Funds Investment Trust (the "Trust") that relates to and includes the prospectus and statement of additional information of The Boston Company Large Cap Core Fund (the "Fund"). Further, to the extent that information concerning the Portfolio and/or the Portfolio Trust is so incorporated and the Trust files, pursuant to Rule 497 under the Securities Act of 1933, as amended (the "1933 Act"), a revised prospectus or statement of additional information of the Fund or a supplement to the Fund's prospectus or statement of additional information that amends such incorporated information, then the amended information contained in such Rule 497 filing is also incorporated herein by reference. The Fund's current prospectus and statement of additional information, as amended, revised or supplemented from time to time, are referred to herein as the "Prospectus" and "SAI," respectively.

Dated January 27, 2004

                   MELLON INSTITUTIONAL FUNDS MASTER PORTFOLIO
                   THE BOSTON COMPANY LARGE CAP CORE PORTFOLIO

                                     PART A

THIS PART A DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN THE BOSTON COMPANY LARGE CAP CORE PORTFOLIO.

The Portfolio's Part B, of even date herewith, is incorporated by reference into this Part A.

Responses to Items 1 through 3, 5 and 9 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND RELATED
RISKS.

The Portfolio Trust incorporates by reference the information concerning the Portfolio's investment objective, policies and restrictions from the following sections of the Prospectus: "Risk/Return Summary," "The Funds' Investments and Related Risks," and "Fund Details - Master/feeder structure."

ITEM 6.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

                                   MANAGEMENT

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's management from "The Investment Advisers" in the Prospectus.

Administrator of the Portfolio. Mellon Bank, N.A. (the "Portfolio Administrator"), with its principal place of business at One Mellon Center, Pittsburgh, Pennsylvania 15258, provides administration and accounting services to the Portfolio pursuant to a written custody, administration and accounting services agreement with the Portfolio Trust on behalf of the Portfolio. The Portfolio Administrator is a wholly-owned subsidiary of Mellon Financial Corporation, which is the indirect parent company of The Boston Company Asset Management, LLC, the Portfolio's investment adviser (the "Adviser"). The Portfolio Administrator provides the Portfolio Trust with office space for managing its affairs, and with certain clerical services and facilities. The Portfolio's custody, administration and accounting services agreement can be terminated by either party on not more than 60 days' written notice.

                                  ORGANIZATION

The Portfolio Trust is a no-load, open-end management investment company which was organized as a master trust fund under the laws of the State of New York on January 18, 1996. Beneficial interests in the Portfolio Trust are divided into separate sub-trusts or series, each having distinct investment objectives and policies, one of which, the Portfolio, is described herein. Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the 1933 Act. Investments in the Portfolio Trust may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

                                CAPITAL STRUCTURE

The Portfolio Trust incorporates by reference information concerning the master-feeder structure from "Fund Details - Master/feeder structure" in the Prospectus.

The Portfolio Trust was organized as a trust under the laws of the State of New York on January 18, 1996. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Portfolio Trust. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will not be liable for the obligations of the Portfolio although they will bear the risk of loss of their entire respective interests in the

Portfolio. However, there is a risk that interest-holders in the Portfolio may be held personally liable as partners for the Portfolio's obligations. Because the Portfolio Trust's Declaration of Trust disclaims interest-holder liability and provides for indemnification against such liability, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

The Portfolio Trust reserves the right to create and issue any number of series, in which case investments in each series would participate equally in earnings and assets of the particular series.

Investments in the Portfolio have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth above. The Portfolio Trust is not required and has no current intention to hold annual meetings of investors, but the Portfolio Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified percentage of the aggregate value of the Portfolio Trust's outstanding interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

As of the date of this Part A, the Fund beneficially owned substantially all of the then outstanding interests in the Portfolio and therefore controlled the Portfolio.

Inquiries concerning the Portfolio should be made by contacting the Portfolio at the Portfolio Trust's registered office in care of the Portfolio Administrator, One Boston Place, Boston Massachusetts 02108.

         Please see Item 7 for a discussion of the Portfolio's dividend policy.

ITEM 7.  SHAREHOLDER INFORMATION

                       PRICING OF SECURITIES BEING OFFERED

The Portfolio Trust incorporates by reference information concerning the calculation of the Portfolio's net asset value from "Investment and Account Information - Valuation of shares" in the Prospectus.

The net asset value of the Portfolio is computed in U.S. dollars each day on which the New York Stock Exchange ("NYSE") is open for trading ("Business Day") (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the 1940 Act). Currently, the NYSE is not open on weekends, New Year's Day, Martin Luther King, Jr. Day, Presidents' Day,

Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. This determination is made as of the close of regular trading on the NYSE which is normally 4:00 p.m., New York time (the "Valuation Time"). If the NYSE closes early, the Portfolio accelerates calculation of NAV and transaction deadlines to that time.

The Portfolio's portfolio securities are valued at the last sale prices, on the valuation date, on the exchange or national securities market on which they are primarily traded. Securities not listed on an exchange or national securities market, or securities for which there were no reported transactions, are valued at the last quoted bid prices. Securities for which quotations are not readily available and all other assets are valued at fair value as determined in good faith by the Adviser in accordance with procedures approved by the Trustees of the Portfolio Trust. Money market instruments with less than sixty days remaining to maturity when acquired by the Portfolio are valued on an amortized cost basis unless the Trustees determine that amortized cost does not represent fair value. If the Portfolio acquires a money market instrument with more than sixty days remaining to its maturity, it is valued at current market value until the sixtieth day prior to maturity and will then be valued at amortized cost based upon the value on such date unless the Trustees determine during such sixty-day period that amortized cost does not represent fair value.

Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Business Day. At each Valuation Time on each such Business Day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such Business Day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time, on the following Business Day.

                      PURCHASE OF SECURITIES BEING OFFERED

Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the 1933 Act. See "Management, Organization and Capital Structure" above.

An investment in the Portfolio may be made without a sales load by certain eligible investors. All investments are made at the net asset value next determined after an order and payment for the investment is received by the Portfolio or its agent by the designated cutoff time for each accredited investor. There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio Trust's custodian bank by a Federal Reserve Bank). The Portfolio Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

                     REDEMPTION OF SECURITIES BEING OFFERED

An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined after receipt by the Portfolio or its agent, by the close of trading (normally 4:00 p.m. Eastern Time) on the NYSE or, as of such earlier times at which the Portfolio's net asset value is calculated on each Business Day, by a withdrawal request in proper form. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within five Business Days following receipt of the request. The Portfolio reserves the right to pay redemptions in kind. Investments in the Portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

                           DIVIDENDS AND DISTRIBUTIONS

The net income of the Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles ("Net Income"). Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the Net Income of the Portfolio is allocated pro rata among the investors in the Portfolio. The Net Income is accrued daily and reflected in each investor's interest in the Portfolio.

                                TAX CONSEQUENCES

Under the anticipated method of operation of the Portfolio, it is expected that the Portfolio will not be subject to any U.S. federal or state income tax. However, any investor in the Portfolio that is subject to U.S. federal income taxation will take into account its share (as determined in accordance with the governing instrument of the Portfolio) of the Portfolio's items of income, gain, loss, deduction and credit in determining its income tax liability, if any. The determination of such share will be made in a manner that is intended to comply with the Internal Revenue Code of 1986, as amended (the "Code"), and applicable tax regulations.

It is intended that the Portfolio's assets, income and distributions will be managed in such a way that any investor in the Portfolio that is otherwise eligible to be treated as a regulated investment company should be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invests all of its investment securities (as such term is used in the 1940 Act) in the Portfolio.

ITEM 8.  DISTRIBUTION ARRANGEMENTS.

                     MULTIPLE CLASS AND MASTER-FEEDER FUNDS

The Portfolio Trust incorporates by reference information concerning the master-feeder structure from "Fund Details - Master/feeder structure" in the Prospectus.

Dated January 27, 2004

                   MELLON INSTITUTIONAL FUNDS MASTER PORTFOLIO
                   THE BOSTON COMPANY LARGE CAP CORE PORTFOLIO

                                     PART B

ITEM 10. COVER PAGE AND TABLE OF CONTENTS.

This Part B expands upon and supplements the information contained in Part A of The Boston Company Large Cap Core Portfolio (the "Portfolio"), a separate investment series of Mellon Institutional Funds Master Portfolio (the "Portfolio Trust"). This Part B should be read in conjunction with such Part A. NEITHER PART A NOR THIS PART B CONSTITUTES AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN THE BOSTON COMPANY LARGE CAP CORE PORTFOLIO.

                                                                                           PAGE

Portfolio History...................................................................        B-1
Description of the Portfolio and Its Investments and Risks..........................        B-1
Management of the Portfolio.........................................................        B-2
Control Persons and Principal Holders of Securities.................................        B-3
Investment Advisory and Other Services..............................................        B-3
Brokerage Allocation and Other Practices............................................        B-3
Capital Stock and Other Securities..................................................        B-4
Purchase, Redemption and Pricing of Securities Being Offered........................        B-4
Taxation of the Portfolio...........................................................        B-4
Underwriters........................................................................        B-7
Calculation of Performance Data.....................................................        B-7
Financial Statements................................................................        B-7

ITEM 11. PORTFOLIO HISTORY.

         Not applicable.

ITEM 12. DESCRIPTION OF THE PORTFOLIO AND ITS INVESTMENTS AND RISKS.

Part A contains additional information about the investment objective and policies of the Portfolio. This Part B should be read only in conjunction with Part A. This section contains supplemental information concerning the types of securities and other instruments in which the

Portfolio may invest, the investment policies and portfolio strategies that the Portfolio may utilize and certain risks attendant to those investments, policies and strategies.

The Portfolio Trust incorporates by reference the information concerning the Portfolio's investment objective, policies and restrictions from the following sections of the SAI: "Investment Objectives and Policies" and "Investment Restrictions."

ITEM 13. MANAGEMENT OF THE PORTFOLIO.

Trustees and Officers of the Portfolio Trust. The Trustees of the Portfolio Trust are identical to the Trustees of the Trust. The officers of the Portfolio Trust are Messrs. Anderson, Sheppard and Simonds and Mdmes. Kane, Kneeland, Hultgren and McCann who hold the same office with the Portfolio Trust as with the Trust. The Portfolio Trust incorporates by reference the information concerning the management of the Portfolio and the Portfolio Trust from "Management" in the SAI.

Compensation of Trustees and Officers. The Portfolio Trust pays no compensation to the Trustees of the Portfolio Trust that are affiliated with The Boston Company Asset Management, LLC, the adviser to the Portfolio (the "Adviser"), or its affiliates, or to the Portfolio Trust's officers. None of the Trustees or officers have engaged in any financial transactions with the Portfolio Trust or the Adviser during the fiscal year ended September 30, 2003, except that certain Trustees and officers who are directors and officers of the Adviser, may from time to time purchase additional shares of common stock of Mellon Financial Corporation, the publicly traded indirect parent company of the Adviser.

The following table sets forth all compensation paid to the Portfolio Trust's Trustees as of the Portfolio's fiscal year ended September 30, 2003:

               Name of Trustee                    Aggregate            Pension or        Total Compensation from
               ---------------                Compensation from   Retirement Benefits      Portfolio and Other
                                                the Portfolio      Accrued as Part of       Funds in Complex*
                                                -------------     Portfolio's Expenses      -----------------
                                                                  --------------------
 Samuel C. Fleming                                  $1,287                  0                    $43,000
 Benjamin M. Friedman                               $1,287                  0                    $43,000
 John H. Hewitt                                     $1,287                  0                    $43,000
 Caleb Loring, III                                  $1,402                  0                    $48,000
 Patrick J. Sheppard                                   0                    0                        0

-------------------

* As of the date of this Part B there were 19 registered investment companies (or series thereof) in the fund complex, which are series of the Portfolio Trust. In addition, there are nine series of the Portfolio Trust. Total compensation is based on historical data for the year ended December 31, 2003.

Proxy Voting Policies and Procedures. The Portfolio Trust has adopted the same proxy voting policies and procedures as the Trust. The Portfolio Trust incorporates by reference the information in the SAI which contains a description of the Trust's and Portfolio Trust's proxy voting policies and procedures.

ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of the date of this Part B, the Trustees and officers of the Portfolio Trust as a group beneficially owned (i.e., had voting and/or investment power) less than 1% of the then outstanding interests of the Portfolio. As of the date of this Part B, The Boston Company Large Cap Core Fund beneficially owned substantially all of the then outstanding interests of the Portfolio and therefore controlled the Portfolio. Accordingly, the Fund may be able to take actions with respect to the Trust (i.e., elect Trustees or approve an advisory agreement) without the approval of other investors in the Portfolio. The Boston Company Large Cap Core Fund is a separate diversified series of the Mellon Institutional Funds Investment Trust, an open-end investment company, located at One Boston Place, Boston, MA 02108.

Registered investment companies investing in the Portfolio have informed the Portfolio that whenever such an investor is requested to vote on matters pertaining to the fundamental policies of the Portfolio, the investment company will hold a meeting of shareholders and will cast its votes as instructed by the company's shareholders.

ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's investment advisory and other services from "Management" in the SAI.

Custodian. Mellon Bank, N.A., with its principal place of business at One Mellon Center, Pittsburgh, Pennsylvania 15258, serves as custodian of all cash and securities of the Portfolio. Mellon Bank is a wholly-owned subsidiary of Mellon Financial Corporation.

Independent Auditors. PricewaterhouseCoopers LLP, 160 Federal Street, Boston, MA 02110, serves as independent auditors for the Portfolio Trust and will audit the Portfolio's financial statements annually.

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's brokerage allocation and other practices from "Portfolio Transactions" in the SAI.

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.

The Portfolio Trust incorporates by reference the section entitled "The Portfolio and Its Investors" in the SAI.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED.

Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the Securities Act of 1933. See "Management, Organization and Capital Structure," "Shareholder Information - Purchase of Securities Being Offered" and "Redemption of Securities Being Offered" in Part A.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's pricing of interests being offered from "Determination of Net Asset Value" in the SAI.

The Portfolio intends to pay redemption proceeds in cash for all interests redeemed but, under certain conditions, the Portfolio may make payment wholly or partly in portfolio securities. The Portfolio will select such securities in a manner it considers equitable, regardless of the composition of the Portfolio's portfolio at the time of the redemption in-kind. Portfolio securities paid upon withdrawal or reduction of an interest-holder's investment in the Portfolio will be valued at their then current market value. The Portfolio Trust has elected to be governed by the provisions of Rule 18f-1 under the 1940 Act which limits the Portfolio's obligation to make cash redemption payments to any investor during any 90-day period to the lesser of $250,000 or 1% of the Portfolio's net asset value at the beginning of such period. An investor may incur brokerage costs in converting portfolio securities received upon redemption to cash. The Portfolio intends that it will not redeem an investor's interest in-kind except in circumstances in which the particular investor is permitted to redeem in-kind or in the event that the particular investor completely withdraws its interest in the Portfolio.

ITEM 19. TAXATION OF THE PORTFOLIO.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's tax status from "Taxation" in the SAI.

There are certain tax issues that will be relevant to only certain of the investors, such as investors who contribute assets rather than cash to the Portfolio. It is intended that such contributions of assets will not be taxable, provided certain requirements are met. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolio.

Non-U.S. Investors
------------------

The following is a discussion of the principal U.S. federal income tax consequences of an investment in the Portfolio by an entity that is organized or established under Non-U.S. laws and that is or would be properly classified as a corporation under the entity classification principles of U.S. tax law (a "Foreign Investor"). This discussion assumes that, without considering the effect, if any, of an investment in the Portfolio, the Foreign Investor will not be engaged in a trade or business in the U.S. and that the Foreign Investor will not have any activities in or connections with the U.S. other than its investment in the Portfolio. This discussion also assumes that the Portfolio will be classified as a partnership for U.S. federal income tax purposes.

The Portfolio intends to operate so that Foreign Investors in the Portfolio would not be considered to be engaged in a trade or business in the U.S. solely as a result of investing in the Portfolio, under special U.S. federal income tax provisions applicable to certain entities the principal business of which is trading in stocks or securities for their own account. Consequently, it is anticipated that a Foreign Investor in the Portfolio will generally not incur any U.S. taxes in respect of the ownership or disposition of its interest in the Portfolio, including upon the allocation or distribution to it of the ordinary income and capital gains realized by the Portfolio, with the exception described in the next sentence. Foreign Investors may be subject to nonresident alien withholding tax (which would be withheld by the Portfolio or its agent and paid to U.S. tax authorities) at the rate of 28% (or a reduced rate if an income tax treaty rate reduction is available) on certain amounts that are from U.S. sources and are treated as ordinary income allocated to them by the Portfolio, except to the extent a U.S. withholding tax exemption may be available. Such an exemption will generally be available principally for (i) interest income that qualifies as "portfolio interest" under U.S. tax law, (ii) other interest from certain short-term debt obligations or bank deposits, and (iii) interest and dividends that are treated as non-U.S. source income under the Internal Revenue Code of 1986, as amended (the "Code") (e.g., in general, interest or dividends paid with respect to the Portfolio's investments in stock or securities of non-U.S. companies or non-U.S. governmental entities, which may be subject to withholding or other taxes imposed by the countries in which such issuers are located). Such an exemption will not, however, be available for dividend income the Portfolio receives with respect to its investments in stock of U.S. corporations, certain U.S.-source interest that does not qualify as interest described in clauses (i) or (ii) of the previous sentence, and possibly certain other income. U.S. withholding taxes could also apply to gains attributable to any interests held by the Portfolio in U.S. real property other than interests held solely as a creditor, but the Portfolio anticipates that it will generally not hold the types of interest in U.S. real property to which these withholding taxes apply.

If the Portfolio were considered to be engaged in a U.S. trade or business for U.S. federal income tax purposes, any Foreign Investor in the Portfolio would also be considered to be engaged in a U.S. trade or business and would be subject to U.S. federal income tax on its allocable share of any income of the Portfolio which is considered to be effectively connected with such U.S. trade or business ("Effectively Connected Income"). The tax on Effectively Connected Income would be imposed on a net basis at the rates applicable to U.S. taxpayers generally (and the after-tax amount of such income could also be subject to a separate branch profits tax at a 28% rate). The Portfolio would be required to withhold tax from the portion of its Effectively Connected Income which is allocable to Foreign Investors at the highest rates applicable to U.S. taxpayers (whether or not distributions are made by the Portfolio to such Foreign Investors during the taxable year). To the extent the income of the Portfolio constitutes Effectively Connected Income, a Foreign Investor may also be subject to U.S. federal income tax on some or all of the gain it recognizes on the disposition of its interest in the Portfolio. The Portfolio intends to operate in a manner that will not result in any significant portion of the Portfolio's income being treated as Effectively Connected Income, although it is possible that the Portfolio could receive some Effectively Connected Income to the extent, if any, it invests in a partnership or trust that earns such income or holds certain interests in U.S. real property.

The U.S. nonresident alien withholding taxes which may be applicable to a Foreign Investor's allocable share of some of the Portfolio's income might in some cases be reduced or eliminated under a tax treaty between the U.S. and the foreign country of which the Foreign Investor is a resident, if that country has an income tax treaty with the U.S., the Foreign Investor qualifies for benefits under that treaty, the treaty applies to investments made through partnership entities like the Portfolio, and any other applicable requirements can be satisfied. Prospective Foreign Investors should consult their tax advisors regarding the potential applicability to them of an income tax treaty and the procedures for qualifying for treaty benefits.

Massachusetts Taxation
----------------------

A Foreign Investor or U.S. investor that is properly classified as a corporation under U.S. federal and Massachusetts tax principles (collectively, an "Investor") might be required to pay Massachusetts corporate excise tax if the Investor or the Portfolio has sufficient activities in or contacts with the Commonwealth of Massachusetts ("tax nexus") to be subject to Massachusetts taxing jurisdiction. The Portfolio intends to conduct its operations so that it should not have tax nexus with Massachusetts and, consequently, an Investor that is not otherwise subject to Massachusetts taxation should not become subject to Massachusetts taxation solely by virtue of investing in the Portfolio. It should be noted that, under present Massachusetts tax law, an Investor that qualifies as a RIC under the federal income tax provisions incorporated in Massachusetts law will not be required to pay any Massachusetts income or Massachusetts corporate excise or franchise tax even if tax nexus with Massachusetts does exist as a result of investing in the Portfolio.

ITEM 20. UNDERWRITERS.

         Not applicable.

ITEM 21. CALCULATION OF PERFORMANCE DATA.

         Not applicable.

ITEM 22. FINANCIAL STATEMENTS.

Investors will receive the Portfolio's unaudited semi-annual reports and annual reports audited by PricewaterhouseCoopers LLP, the Portfolio's independent auditors. The financial statements of the Portfolio, a series of the Portfolio Trust (the "Registrant"), are incorporated by reference from the Annual Reports to interest holders for the year ended September 30, 2003 which are attached to and incorporated by reference into Parts B included herewith. (The Annual Reports to Shareholders were filed electronically on December 10, 2003; File no. 811-04813; accession numbers 0001145443-03-001531).

                                EXPLANATORY NOTE

Throughout this Part A and Part B of The Boston Company International Small Cap Portfolio (the "Portfolio"), a series of Mellon Institutional Funds Master Portfolio (the "Portfolio Trust"), specified information concerning the Portfolio and the Portfolio Trust is incorporated by reference from the most recently effective post-effective amendment to the Registration Statement on Form N-1A (File Nos. 33-8214 and 811-4813) of The Mellon Institutional Funds Investment Trust (the "Trust") that relates to and includes the prospectus and statement of additional information of The Boston Company International Small Cap Fund (the "International Small Cap Fund" or the "Fund"). Further, to the extent that information concerning the Portfolio and/or the Portfolio Trust is so incorporated and the Trust files, pursuant to Rule 497 under the Securities Act of 1933, as amended (the "1933 Act"), a revised prospectus or statement of additional information of the Fund or a supplement to the Fund's prospectus or statement of additional information that amends such incorporated information, then the amended information contained in such Rule 497 filing is also incorporated herein by reference. The Fund's current prospectus and statement of additional information, as amended, revised or supplemented from time to time, are referred to herein collectively as the "Prospectus" and "SAI," respectively.

Dated: January 27, 2004

                   MELLON INSTITUTIONAL FUNDS MASTER PORTFOLIO
              THE BOSTON COMPANY INTERNATIONAL SMALL CAP PORTFOLIO

                                     PART A

THIS PART A DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN THE BOSTON COMPANY INTERNATIONAL SMALL CAP PORTFOLIO.

The Portfolio's Part B, of even date herewith, is incorporated by reference into this Part A.

Responses to Items 1 through 3, 5 and 9 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND RELATED
RISKS.

The Portfolio Trust incorporates by reference the information concerning the Portfolio's investment objective, policies and restrictions from the following sections of the Prospectus: "Risk/Return Summary," "The Funds' Investments and Related Risks," and "Fund Details - Master/feeder structure."

ITEM 6.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

                                   MANAGEMENT

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's management from "The Investment Advisers" in the Prospectus.

Administrator of the Portfolio. Mellon Bank, N.A. (the "Portfolio Administrator"), with its principal place of business at One Mellon Center, Pittsburgh, Pennsylvania 15258, provides administration and accounting services to the Portfolio pursuant to a written custody, administration and accounting services agreement with the Portfolio Trust on behalf of the Portfolio. The Portfolio Administrator is a wholly-owned subsidiary of Mellon Financial Corporation, which is the indirect parent company of The Boston Company Asset Management, LLC, the Portfolio's investment adviser (the "Adviser"). The Portfolio Administrator provides the Portfolio Trust with office space for managing its affairs, and with certain clerical services and facilities. The Portfolio's custody, administration and accounting services agreement can be terminated by either party on not more than 60 days' written notice.

                                  ORGANIZATION

The Portfolio Trust is a no-load, open-end management investment company which was organized as a master trust fund under the laws of the State of New York on January 18, 1996. Beneficial interests in the Portfolio Trust are divided into separate sub-trusts or series, each having distinct investment objectives and policies, one of which, the Portfolio, is described herein. Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the 1933 Act. Investments in the Portfolio Trust may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

                                CAPITAL STRUCTURE

The Portfolio Trust incorporates by reference information concerning the master-feeder structure from "Fund Details - Master/feeder structure" in the Prospectus.

The Portfolio Trust was organized as a trust under the laws of the State of New York on January 18, 1996. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Portfolio Trust. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will not be liable for the obligations of the

Portfolio although they will bear the risk of loss of their entire respective interests in the Portfolio. However, there is a risk that interest-holders in the Portfolio may be held personally liable as partners for the Portfolio's obligations. Because the Portfolio Trust's Declaration of Trust disclaims interest-holder liability and provides for indemnification against such liability, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

The Portfolio Trust reserves the right to create and issue any number of series, in which case investments in each series would participate equally in earnings and assets of the particular series.

Investments in the Portfolio have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth above. The Portfolio Trust is not required and has no current intention to hold annual meetings of investors, but the Portfolio Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified percentage of the aggregate value of the Portfolio Trust's outstanding interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

As of the date of this Part A, the Fund and the Dreyfus Premier International Small Cap Fund beneficially owned substantially all of the then outstanding interests of the Portfolio. Because the Fund owns the significant majority of the outstanding interests of the Portfolio, it would therefore be deemed to control the Portfolio.

Inquiries concerning the Portfolio should be made by contacting the Portfolio at the Portfolio Trust's registered office in care of the Portfolio Administrator, One Boston Place, Boston Massachusetts 02108.

         Please see Item 7 for a discussion of the Portfolio's dividend policy.

ITEM 7.  SHAREHOLDER INFORMATION

                       PRICING OF SECURITIES BEING OFFERED

The Portfolio Trust incorporates by reference information concerning the calculation of the Portfolio's net asset value from "Investment and Account Information - Valuation of shares" in the Prospectus.

The net asset value of the Portfolio is computed in U.S. dollars each day on which the New York Stock Exchange ("NYSE") is open for trading ("Business Day") (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the 1940 Act). Currently, the NYSE is not open on weekends, New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. This determination is made as of the close of regular trading on the NYSE which is normally 4:00 p.m., New York time (the "Valuation Time"). If the NYSE closes early, the Portfolio accelerates calculation of NAV and transaction deadlines to that time.

The Portfolio's portfolio securities are valued at the last sale prices, on the valuation date, on the exchange or national securities market on which they are primarily traded. Securities not listed on an exchange or national securities market, or securities for which there were no reported transactions, are valued at the last quoted bid prices. Securities for which quotations are not readily available and all other assets are valued at fair value as determined in good faith by the Adviser in accordance with procedures approved by the Trustees of the Portfolio Trust. Money market instruments with less than sixty days remaining to maturity when acquired by the Portfolio are valued on an amortized cost basis unless the Trustees determine that amortized cost does not represent fair value. If the Portfolio acquires a money market instrument with more than sixty days remaining to its maturity, it is valued at current market value until the sixtieth day prior to maturity and will then be valued at amortized cost based upon the value on such date unless the Trustees determine during such sixty-day period that amortized cost does not represent fair value.

Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Business Day. At each Valuation Time on each such Business Day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such Business Day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time, on the following Business Day.

                      PURCHASE OF SECURITIES BEING OFFERED

Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the 1933 Act. See "Management, Organization and Capital Structure" above.

An investment in the Portfolio may be made without a sales load by certain eligible investors. All investments are made at the net asset value next determined after an order and payment for the investment is received by the Portfolio or its agent by the designated cutoff time for each accredited investor. There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio Trust's custodian bank by a Federal Reserve Bank). The Portfolio Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

                     REDEMPTION OF SECURITIES BEING OFFERED

An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined after receipt by the Portfolio or its agent, by the close of regular trading (normally 4:00 p.m. Eastern Time) on the NYSE or, as of such earlier times at which the Portfolio's net asset value is calculated on each Business Day, by a withdrawal request in proper form. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within five Business Days following receipt of the request. The Portfolio reserves the right to pay redemptions in kind. Investments in the Portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

                           DIVIDENDS AND DISTRIBUTIONS

The net income of the Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles ("Net Income"). Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the Net Income of the Portfolio is allocated pro rata among the investors in the Portfolio. The Net Income is accrued daily and reflected in each investor's interest in the Portfolio.

                                TAX CONSEQUENCES

Under the anticipated method of operation of the Portfolio, it is expected that the Portfolio will not be subject to any U.S. federal or state income tax. However, any investor in the Portfolio that is subject to U.S. federal income taxation will take into account its share (as determined in accordance with the governing instrument of the Portfolio) of the Portfolio's items of income, gain, loss, deduction and credit in determining its income tax liability, if any. The determination of such share will be made in a manner that is intended to comply with the Internal Revenue Code of 1986, as amended (the "Code"), and applicable tax regulations.

It is intended that the Portfolio's assets, income and distributions will be managed in such a way that any investor in the Portfolio that is otherwise eligible to be treated as a regulated investment company should be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invests all of its investment securities (as such term is used in the 1940 Act) in the Portfolio.

ITEM 8.  DISTRIBUTION ARRANGEMENTS.

                     MULTIPLE CLASS AND MASTER-FEEDER FUNDS

The Portfolio Trust incorporates by reference information concerning the master-feeder structure from "Fund Details - Master/feeder structure" in the Prospectus.

Dated: January 27, 2004


                   MELLON INSTITUTIONAL FUNDS MASTER PORTFOLIO
              THE BOSTON COMPANY INTERNATIONAL SMALL CAP PORTFOLIO

                                     PART B


ITEM 10. COVER PAGE AND TABLE OF CONTENTS.

This Part B expands upon and supplements the information contained in Part A of The Boston Company International Small Cap Portfolio (the "Portfolio"), a separate investment series of Mellon Institutional Funds Master Portfolio (the "Portfolio Trust"). This Part B should be read in conjunction with such Part A. NEITHER PART A NOR THIS PART B CONSTITUTES AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN THE BOSTON COMPANY INTERNATIONAL SMALL CAP PORTFOLIO.

                                                                                           PAGE

Portfolio History...................................................................        B-1
Description of the Portfolio and Its Investments and Risks..........................        B-1
Management of the Portfolio.........................................................        B-2
Control Persons and Principal Holders of Securities.................................        B-3
Investment Advisory and Other Services..............................................        B-3
Brokerage Allocation and Other Practices............................................        B-3
Capital Stock and Other Securities..................................................        B-4
Purchase, Redemption and Pricing of Securities Being Offered........................        B-4
Taxation of the Portfolio...........................................................        B-4
Underwriters........................................................................        B-7
Calculation of Performance Data.....................................................        B-7
Financial Statements................................................................        B-7

ITEM 11. PORTFOLIO HISTORY.

         Not applicable.

ITEM 12. DESCRIPTION OF THE PORTFOLIO AND ITS INVESTMENTS AND RISKS.

Part A contains additional information about the investment objective and policies of the Portfolio. This Part B should be read only in conjunction with Part A. This section contains supplemental information concerning the types of securities and other instruments in which the Portfolio may invest, the investment policies and portfolio strategies that the Portfolio may utilize and certain risks attendant to those investments, policies and strategies.

The Portfolio Trust incorporates by reference the information concerning the Portfolio's investment objective, policies and restrictions from the following sections of the SAI: "Investment Objectives and Policies" and "Investment Restrictions."

ITEM 13. MANAGEMENT OF THE PORTFOLIO.

Trustees and Officers of the Portfolio Trust. The Trustees of the Portfolio Trust are identical to the Trustees of the Trust. The officers of the Portfolio Trust are Messrs. Anderson, Sheppard and Simonds and Mdmes. Kane, Kneeland, Hultgren and McCann who hold the same office with the Portfolio Trust as with the Trust. The Portfolio Trust incorporates by reference the information concerning the management of the Portfolio and the Portfolio Trust from "Management" in the SAI.

Compensation of Trustees and Officers. The Portfolio Trust pays no compensation to the Trustees of the Portfolio Trust that are affiliated with The Boston Company Asset Management, LLC, the adviser to the Portfolio (the "Adviser), or its affiliates, or to the Portfolio Trust's officers. None of the Trustees or officers have engaged in any financial transactions with the Portfolio Trust or the Adviser during the fiscal year September 30, 2003, except that certain Trustees and officers who are directors and officers of the Adviser, may from time to time, purchase additional shares of common stock of Mellon Financial Corporation, the publicly traded indirect parent company of the Adviser.

The following table sets forth an estimate of the compensation to be paid to the Portfolio Trust's Trustees by the Portfolio during the Portfolio's fiscal year ending September 30, 2004:

               Name of Trustee                    Aggregate            Pension or        Total Compensation from
               ---------------                Compensation from   Retirement Benefits      Portfolio and Other
                                                the Portfolio      Accrued as Part of       Funds in Complex*
                                                -------------     Portfolio's Expenses      -----------------
                                                                  --------------------
 Samuel C. Fleming                                  $1,400                  0                    $43,000
 Benjamin M. Friedman                               $1,400                  0                    $43,000
 John H. Hewitt                                     $1,400                  0                    $43,000
 Caleb Loring, III                                  $1,600                  0                    $48,000
 Patrick J. Sheppard                                   0                    0                       0

--------------------

* As of the date of this Part B there were 19 registered investment companies (or series thereof) in the fund complex, which are series of the Trust. In addition, there are nine series of the Portfolio Trust. Total compensation is based on historical data for the year ended December 31, 2003.

Proxy Voting Policies and Procedures. The Portfolio Trust has adopted the same proxy voting policies and procedures as the Trust. The Portfolio Trust incorporates by reference the information in the SAI which contains a description of the Trust's and Portfolio Trust's proxy voting policies and procedures.

ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of the date of this Part B, the Trustees and officers of the Portfolio Trust as a group beneficially owned (i.e., had voting and/or investment power) less than 1% of the then outstanding interests of the Portfolio. As of the date of this Part B, the International Small Cap Fund and the Dreyfus Premier International Small Cap Fund beneficially owned substantially all of the then outstanding interests of the Portfolio. Because the Fund owns the significant majority of the outstanding interests of the Portfolio, it would therefore be deemed to control the Portfolio. Accordingly, the Fund may be able to take actions with respect to the Trust (i.e., elect Trustees or approve an advisory agreement) without the approval of other investors in the Portfolio. The International Small Cap Fund is a separate diversified series of the Mellon Institutional Funds Investment Trust, an open-end investment company, located at One Boston Place, Boston, MA 02108. The Dreyfus Premier International Small Cap Fund is a separate diversified series of the Dreyfus Premier Stock Fund, a newly formed open-end investment company, located at 200 Park Avenue, New York, NY 10166.

Registered investment companies investing in the Portfolio have informed the Portfolio that whenever such an investor is requested to vote on matters pertaining to the fundamental policies of the Portfolio, the investment company will hold a meeting of shareholders and will cast its votes as instructed by the company's shareholders.

ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's investment advisory and other services from "Management" in the SAI.

Custodian. Mellon Bank, N.A., with its principal place of business at One Mellon Center, Pittsburgh, Pennsylvania 15258, serves as custodian of all cash and securities of the Portfolio. Mellon Bank is a wholly-owned subsidiary of Mellon Financial Corporation.

Independent Auditors. PricewaterhouseCoopers LLP, 160 Federal Street, Boston, MA 02110, serves as independent auditors for the Portfolio Trust and will audit the Portfolio's financial statements annually.

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's brokerage allocation and other practices from "Portfolio Transactions" in the SAI.

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.

The Portfolio Trust incorporates by reference the section entitled "The Portfolio and Its Investors" in the SAI.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED.

Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the Securities Act of 1933. See "Management, Organization and Capital Structure," "Shareholder Information - Purchase of Securities Being Offered" and "Redemption of Securities Being Offered" in Part A.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's pricing of interests being offered from "Determination of Net Asset Value" in the SAI.

The Portfolio intends to pay redemption proceeds in cash for all interests redeemed but, under certain conditions, the Portfolio may make payment wholly or partly in portfolio securities. The Portfolio will select such securities in a manner it considers equitable, regardless of the composition of the Portfolio's portfolio at the time of the redemption in-kind. Portfolio securities paid upon withdrawal or reduction of an interest-holder's investment in the Portfolio will be valued at their then current market value. The Portfolio Trust has elected to be governed by the provisions of Rule 18f-1 under the 1940 Act which limits the Portfolio's obligation to make cash redemption payments to any investor during any 90-day period to the lesser of $250,000 or 1% of the Portfolio's net asset value at the beginning of such period. An investor may incur brokerage costs in converting portfolio securities received upon redemption to cash. The Portfolio intends that it will not redeem an investor's interest in-kind except in circumstances in which the particular investor is permitted to redeem in-kind or in the event that the particular investor completely withdraws its interest in the Portfolio.

ITEM 19. TAXATION OF THE PORTFOLIO.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's tax status from "Taxation" in the SAI.

There are certain tax issues that will be relevant to only certain of the investors, such as investors who contribute assets rather than cash to the Portfolio. It is intended that such contributions of assets will not be taxable, provided certain requirements are met. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolio.

Non-U.S. Investors
------------------

The following is a discussion of the principal U.S. federal income tax consequences of an investment in the Portfolio by an entity that is organized or established under Non-U.S. laws and that is or would be properly classified as a corporation under the entity classification principles of U.S. tax law (a "Foreign Investor"). This discussion assumes that, without considering the effect, if any, of an investment in the Portfolio, the Foreign Investor will not be engaged in a trade or business in the U.S. and that the Foreign Investor will not have any activities in or connections with the U.S. other than its investment in the Portfolio. This discussion also assumes that the Portfolio will be classified as a partnership for U.S. federal income tax purposes.

The Portfolio intends to operate so that Foreign Investors in the Portfolio would not be considered to be engaged in a trade or business in the U.S. solely as a result of investing in the Portfolio, under special U.S. federal income tax provisions applicable to certain entities the principal business of which is trading in stocks or securities for their own account. Consequently, it is anticipated that a Foreign Investor in the Portfolio will generally not incur any U.S. taxes in respect of the ownership or disposition of its interest in the Portfolio, including upon the allocation or distribution to it of the ordinary income and capital gains realized by the Portfolio, with the exception described in the next sentence. Foreign Investors may be subject to nonresident alien withholding tax (which would be withheld by the Portfolio or its agent and paid to U.S. tax authorities) at the rate of 28% (or a reduced rate if an income tax treaty rate reduction is available) on certain amounts that are from U.S. sources and are treated as ordinary income allocated to them by the Portfolio, except to the extent a U.S. withholding tax exemption may be available. Such an exemption will generally be available principally for (i) interest income that qualifies as "portfolio interest" under U.S. tax law, (ii) other interest from certain short-term debt obligations or bank deposits, and (iii) interest and dividends that are treated as non-U.S. source income under the Internal Revenue Code of 1986, as amended (the "Code") (e.g., in general, interest or dividends paid with respect to the Portfolio's investments in stock or securities of non-U.S. companies or non-U.S. governmental entities, which may be subject to withholding or other taxes imposed by the countries in which such issuers are located). Such an exemption will not, however, be available for dividend income the Portfolio receives with respect to its investments in stock of U.S. corporations, certain U.S.-source interest that does not qualify as interest described in clauses (i) or (ii) of the previous sentence, and possibly certain other income. U.S. withholding taxes could also apply to gains attributable to any interests held by the Portfolio in U.S. real property other than interests held solely as a creditor, but the Portfolio anticipates that it will generally not hold the types of interest in U.S. real property to which these withholding taxes apply.

If the Portfolio were considered to be engaged in a U.S. trade or business for U.S. federal income tax purposes, any Foreign Investor in the Portfolio would also be considered to be engaged in a U.S. trade or business and would be subject to U.S. federal income tax on its allocable share of any income of the Portfolio which is considered to be effectively connected with such U.S. trade or business ("Effectively Connected Income"). The tax on Effectively Connected Income would be imposed on a net basis at the rates applicable to U.S. taxpayers generally (and the after-tax amount of such income could also be subject to a separate branch profits tax at a 28% rate). The Portfolio would be required to withhold tax from the portion of its Effectively Connected Income which is allocable to Foreign Investors at the highest rates applicable to U.S. taxpayers (whether or not distributions are made by the Portfolio to such Foreign Investors during the taxable year). To the extent the income of the Portfolio constitutes Effectively Connected Income, a Foreign Investor may also be subject to U.S. federal income tax on some or all of the gain it recognizes on the disposition of its interest in the Portfolio. The Portfolio intends to operate in a manner that will not result in any significant portion of the Portfolio's income being treated as Effectively Connected Income, although it is possible that the Portfolio could receive some Effectively Connected Income to the extent, if any, it invests in a partnership or trust that earns such income or holds certain interests in U.S. real property.

The U.S. nonresident alien withholding taxes which may be applicable to a Foreign Investor's allocable share of some of the Portfolio's income might in some cases be reduced or eliminated under a tax treaty between the U.S. and the foreign country of which the Foreign Investor is a resident, if that country has an income tax treaty with the U.S., the Foreign Investor qualifies for benefits under that treaty, the treaty applies to investments made through partnership entities like the Portfolio, and any other applicable requirements can be satisfied. Prospective Foreign Investors should consult their tax advisors regarding the potential applicability to them of an income tax treaty and the procedures for qualifying for treaty benefits.

Massachusetts Taxation
----------------------

A Foreign Investor or U.S. investor that is properly classified as a corporation under U.S. federal and Massachusetts tax principles (collectively, an "Investor") might be required to pay Massachusetts corporate excise tax if the Investor or the Portfolio has sufficient activities in or contacts with the Commonwealth of Massachusetts ("tax nexus") to be subject to Massachusetts taxing jurisdiction. The Portfolio intends to conduct its operations so that it should not have tax nexus with Massachusetts and, consequently, an Investor that is not otherwise subject to Massachusetts taxation should not become subject to Massachusetts taxation solely by virtue of investing in the Portfolio. It should be noted that, under present Massachusetts tax law, an Investor that qualifies as a RIC under the federal income tax provisions incorporated in Massachusetts law will not be required to pay any Massachusetts income or Massachusetts corporate excise or franchise tax even if tax nexus with Massachusetts does exist as a result of investing in the Portfolio.

ITEM 20. UNDERWRITERS.

         Not applicable.

ITEM 21. CALCULATION OF PERFORMANCE DATA.

         Not applicable.

ITEM 22. FINANCIAL STATEMENTS.

Investors will receive the Portfolio's unaudited semi-annual reports and annual reports audited by PricewaterhouseCoopers LLP, the Portfolio's independent auditors. The financial statements of the Portfolio, a series of the Portfolio Trust (the "Registrant"), are incorporated by reference from the Annual Reports to interest holders for the year ended September 30, 2003 which are attached to and incorporated by reference into Parts B included herewith. (The Annual Reports to Shareholders were filed electronically on December 10, 2003; File no. 811-04813; accession numbers 0001145443-03-001531).

                                EXPLANATORY NOTE

Throughout this Part A and Part B of The Boston Company International Core Equity Portfolio (the "Portfolio"), a series of Mellon Institutional Funds Master Portfolio (the "Portfolio Trust"), specified information concerning the Portfolio and the Portfolio Trust is incorporated by reference from the most recently effective post-effective amendment to the Registration Statement on Form N-1A (File Nos. 33-8214 and 811-4813) of Mellon Institutional Funds Investment Trust (the "Trust") that relates to and includes the prospectus and statement of additional information of The Boston Company International Core Equity Fund (the "International Equity Fund" or the "Fund"). Further, to the extent that information concerning the Portfolio and/or the Portfolio Trust is so incorporated and the Trust files, pursuant to Rule 497 under the Securities Act of 1933, as amended (the "1933 Act"), a revised prospectus or statement of additional information of the Fund or a supplement to the Fund's prospectus or statement of additional information that amends such incorporated information, then the amended information contained in such Rule 497 filing is also incorporated herein by reference. The Fund's current prospectus and statement of additional information, as amended, revised or supplemented from time to time, are referred to herein collectively as the "Prospectus" and "SAI," respectively.

Dated: January 27, 2004

                   MELLON INSTITUTIONAL FUNDS MASTER PORTFOLIO
             THE BOSTON COMPANY INTERNATIONAL CORE EQUITY PORTFOLIO

                                     PART A

THIS PART A DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN THE BOSTON COMPANY INTERNATIONAL CORE EQUITY PORTFOLIO.

The Portfolio's Part B, of even date herewith, is incorporated by reference into this Part A.

Responses to Items 1 through 3, 5 and 9 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND RELATED
RISKS.

The Portfolio Trust incorporates by reference the information concerning the Portfolio's investment objective, policies and restrictions from the following sections of the Prospectus: "Risk/Return Summary," "The Funds' Investments and Related Risks," and "Fund Details - Master/feeder structure."

ITEM 6.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

                                   MANAGEMENT

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's management from "The Investment Advisers" in the Prospectus.

Administrator of the Portfolio. Mellon Bank, N.A. (the "Portfolio Administrator"), with its principal place of business at One Mellon Center, Pittsburgh, Pennsylvania 15258, provides administration and accounting services to the Portfolio pursuant to a written custody, administration and accounting services agreement with the Portfolio Trust on behalf of the Portfolio. The Portfolio Administrator is a wholly-owned subsidiary of Mellon Financial Corporation, which is the indirect parent company of The Boston Company Asset Management, LLC, the Portfolio's investment adviser (the "Adviser"). The Portfolio Administrator provides the Portfolio Trust with office space for managing its affairs, and with certain clerical services and facilities. The Portfolio's custody, administration and accounting services agreement can be terminated by either party on not more than 60 days' written notice.

                                  ORGANIZATION

The Portfolio Trust is a no-load, open-end management investment company which was organized as a master trust fund under the laws of the State of New York on January 18, 1996. Beneficial interests in the Portfolio Trust are divided into separate sub-trusts or series, each having distinct investment objectives and policies, one of which, the Portfolio, is described herein. Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the 1933 Act. Investments in the Portfolio Trust may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

                                CAPITAL STRUCTURE

The Portfolio Trust incorporates by reference information concerning the master-feeder structure from "Fund Details - Master/feeder structure" in the Prospectus.

The Portfolio Trust was organized as a trust under the laws of the State of New York on January 18, 1996. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Portfolio Trust. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will not be liable for the obligations of the Portfolio although they will bear the risk of loss of their entire respective interests in the Portfolio. However, there is a risk that interest-holders in the Portfolio may be held personally liable as partners for the Portfolio's obligations. Because the Portfolio Trust's Declaration of Trust disclaims interest-holder liability and provides for indemnification against such liability, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

The Portfolio Trust reserves the right to create and issue any number of series, in which case investments in each series would participate equally in earnings and assets of the particular series.

Investments in the Portfolio have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth above. The Portfolio Trust is not required and has no current intention to hold annual meetings of investors, but the Portfolio Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified percentage of the aggregate value of the Portfolio Trust's outstanding interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

As of the date of this Part A, the Fund and the Dreyfus Premier International Equity Fund beneficially owned substantially all of the then outstanding interests of the Portfolio. Because the Fund owns the significant majority of the outstanding interests of the Portfolio, it would therefore be deemed to control the Portfolio.

Inquiries concerning the Portfolio should be made by contacting the Portfolio at the Portfolio Trust's registered office in care of the Portfolio Administrator, One Boston Place, Boston Massachusetts 02108.

     Please see Item 7 for a discussion of the Portfolio's dividend policy.

ITEM 7.  SHAREHOLDER INFORMATION

                       PRICING OF SECURITIES BEING OFFERED

The Portfolio Trust incorporates by reference information concerning the calculation of the Portfolio's net asset value from "Investment and Account Information - Valuation of shares" in the Prospectus.

The net asset value of the Portfolio is computed in U.S. dollars each day on which the New York Stock Exchange ("NYSE") is open for trading ("Business Day") (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the 1940 Act). Currently, the NYSE is not open on weekends, New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. This determination is made as of the close of regular trading on the NYSE which is normally 4:00 p.m., New York time (the "Valuation Time"). If the NYSE closes early, the Portfolio accelerates calculation of NAV and transaction deadlines to that time.

The Portfolio's portfolio securities are valued at the last sale prices, on the valuation date, on the exchange or national securities market on which they are primarily traded. Securities not listed on an exchange or national securities market, or securities for which there were no reported transactions, are valued at the last quoted bid prices. Securities for which quotations are not readily available and all other assets are valued at fair value as determined in good faith by the Adviser in accordance with procedures approved by the Trustees of the Portfolio Trust. Money market instruments with less than sixty days remaining to maturity when acquired by the Portfolio are valued on an amortized cost basis unless the Trustees determine that amortized cost does not represent fair value. If the Portfolio acquires a money market instrument with more than sixty days remaining to its maturity, it is valued at current market value until the sixtieth day prior to maturity and will then be valued at amortized cost based upon the value on such date unless the Trustees determine during such sixty-day period that amortized cost does not represent fair value.

Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Business Day. At each Valuation Time on each such Business Day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such Business Day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time, on the following Business Day.

                      PURCHASE OF SECURITIES BEING OFFERED

Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the 1933 Act. See "Management, Organization and Capital Structure" above.

An investment in the Portfolio may be made without a sales load by certain eligible investors. All investments are made at the net asset value next determined after an order and payment for the investment is received by the Portfolio or its agent by the designated cutoff time for each accredited investor. There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio Trust's custodian bank by a Federal Reserve Bank). The Portfolio Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

                     REDEMPTION OF SECURITIES BEING OFFERED

An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined after receipt by the Portfolio or its agent, by the close of regular trading (normally 4:00 p.m. Eastern Time) on the NYSE or, as of such earlier times at which the Portfolio's net asset value is calculated on each Business Day, by a withdrawal request in proper form. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within five Business Days following receipt of the request. The Portfolio reserves the right to pay redemptions in kind. Investments in the Portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

                           DIVIDENDS AND DISTRIBUTIONS

The net income of the Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles ("Net Income"). Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the Net Income of the Portfolio is allocated pro rata among the investors in the Portfolio. The Net Income is accrued daily and reflected in each investor's interest in the Portfolio.

                                TAX CONSEQUENCES

Under the anticipated method of operation of the Portfolio, it is expected that the Portfolio will not be subject to any U.S. federal or state income tax. However, any investor in the Portfolio that is subject to U.S. federal income taxation will take into account its share (as determined in accordance with the governing instrument of the Portfolio) of the Portfolio's items of income, gain, loss, deduction and credit in determining its income tax liability, if any. The determination of such share will be made in a manner that is intended to comply with the Internal Revenue Code of 1986, as amended (the "Code"), and applicable tax regulations.

It is intended that the Portfolio's assets, income and distributions will be managed in such a way that any investor in the Portfolio that is otherwise eligible to be treated as a regulated investment company should be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invests all of its investment securities (as such term is used in the 1940 Act) in the Portfolio.

ITEM 8.  DISTRIBUTION ARRANGEMENTS.

                     MULTIPLE CLASS AND MASTER-FEEDER FUNDS

The Portfolio Trust incorporates by reference information concerning the master-feeder structure from "Fund Details - Master/feeder structure" in the Prospectus.

Dated: January 27, 2004

                   MELLON INSTITUTIONAL FUNDS MASTER PORTFOLIO
             THE BOSTON COMPANY INTERNATIONAL CORE EQUITY PORTFOLIO

                                     PART B

ITEM 10. COVER PAGE AND TABLE OF CONTENTS.

This Part B expands upon and supplements the information contained in Part A of The Boston Company International Core Equity Portfolio (the "Portfolio"), a separate investment series of Mellon Institutional Funds Master Portfolio (the "Portfolio Trust"). This Part B should be read in conjunction with such Part A. NEITHER PART A NOR THIS PART B CONSTITUTES AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN THE BOSTON COMPANY INTERNATIONAL CORE EQUITY PORTFOLIO.

                                                                                           PAGE

Portfolio History...................................................................        B-1
Description of the Portfolio and Its Investments and Risks..........................        B-1
Management of the Portfolio.........................................................        B-2
Control Persons and Principal Holders of Securities.................................        B-3
Investment Advisory and Other Services..............................................        B-3
Brokerage Allocation and Other Practices............................................        B-3
Capital Stock and Other Securities..................................................        B-4
Purchase, Redemption and Pricing of Securities Being Offered........................        B-4
Taxation of the Portfolio...........................................................        B-4
Underwriters........................................................................        B-7
Calculation of Performance Data.....................................................        B-7
Financial Statements................................................................        B-7

ITEM 11. PORTFOLIO HISTORY.

         Not applicable.

ITEM 12. DESCRIPTION OF THE PORTFOLIO AND ITS INVESTMENTS AND RISKS.

Part A contains additional information about the investment objective and policies of the Portfolio. This Part B should be read only in conjunction with Part A. This section contains supplemental information concerning the types of securities and other instruments in which the

Portfolio may invest, the investment policies and portfolio strategies that the Portfolio may utilize and certain risks attendant to those investments, policies and strategies.

The Portfolio Trust incorporates by reference the information concerning the Portfolio's investment objective, policies and restrictions from the following sections of the SAI: "Investment Objectives and Policies" and "Investment Restrictions."

ITEM 13. MANAGEMENT OF THE PORTFOLIO.

Trustees and Officers of the Portfolio Trust. The Trustees of the Portfolio Trust are identical to the Trustees of the Trust. The officers of the Portfolio Trust are Messrs. Anderson, Sheppard and Simonds and Mdmes. Kane, Kneeland, Hultgren and McCann who hold the same office with the Portfolio Trust as with the Trust. The Portfolio Trust incorporates by reference the information concerning the management of the Portfolio and the Portfolio Trust from "Management" in the SAI.

Compensation of Trustees and Officers. The Portfolio Trust pays no compensation to the Trustees of the Portfolio Trust that are affiliated with The Boston Company Asset Management, LLC, the advisor to the Portfolio (the "Adviser"), or its affiliates, or to the Portfolio Trust's officers. None of the Trustees or officers have engaged in any financial transactions with the Portfolio Trust or the Adviser during the fiscal year September 30, 2003, except that certain Trustees and officers who are directors and officers of the Adviser, may from time to time, purchase additional shares of common stock of Mellon Financial Corporation, the publicly traded indirect parent company of the Adviser.

The following table sets forth an estimate of the compensation to be paid to the Portfolio Trust's Trustees by the Portfolio during the Portfolio's fiscal year ending September 30, 2004:

               Name of Trustee                    Aggregate            Pension or        Total Compensation from
               ---------------                Compensation from   Retirement Benefits      Portfolio and Other
                                                the Portfolio      Accrued as Part of       Funds in Complex*
                                                -------------     Portfolio's Expenses      -----------------
                                                                  --------------------
 Samuel C. Fleming                                  $1,540                  0                    $43,000
 Benjamin M. Friedman                               $1,540                  0                    $43,000
 John H. Hewitt                                     $1,540                  0                    $43,000
 Caleb Loring, III                                  $1,700                  0                    $48,000
 Patrick J. Sheppard                                  $0                    0                       0

--------------------

* As of the date of this Part B there were 19 registered investment companies (or series thereof) in the fund complex, which are series of the Trust. In addition, there are nine series of the Portfolio Trust. Total compensation is based on historical data for the year ended December 31, 2003.

Proxy Voting Policies and Procedures. The Portfolio Trust has adopted the same proxy voting policies and procedures as the Trust. The Portfolio Trust incorporates by reference the information in the SAI which contains a description of the Trust's and Portfolio Trust's proxy voting policies and procedures.

ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of the date of this Part B, the Trustees and officers of the Portfolio Trust as a group beneficially owned (i.e., had voting and/or investment power) less than 1% of the then outstanding interests of the Portfolio. As of the date of this Part B, the International Equity Fund and the Dreyfus Premier International Equity Fund beneficially owned substantially all of the then outstanding interests of the Portfolio. Because the Fund owns the significant majority of the outstanding interests of the Portfolio, it would therefore be deemed to control the Portfolio. Accordingly, the Fund may be able to take actions with respect to the Trust (i.e., elect Trustees or approve an advisory agreement) without the approval of other investors in the Portfolio. The International Equity Fund is a separate diversified series of the Mellon Institutional Funds Investment Trust, an open-end investment company, located at One Boston Place, Boston, MA 02108. The Dreyfus Premier International Equity Fund is a separate diversified series of the Dreyfus Premier Stock Fund, a newly formed open-end investment company, located at 200 Park Avenue, New York, NY 10166.

Registered investment companies investing in the Portfolio have informed the Portfolio that whenever such an investor is requested to vote on matters pertaining to the fundamental policies of the Portfolio, the investment company will hold a meeting of shareholders and will cast its votes as instructed by the company's shareholders.

ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's investment advisory and other services from "Management" in the SAI.

Custodian. Mellon Bank, N.A., with its principal place of business at One Mellon Center, Pittsburgh, Pennsylvania 15258, serves as custodian of all cash and securities of the Portfolio. Mellon Bank is a wholly-owned subsidiary of Mellon Financial Corporation.

Independent Auditors. PricewaterhouseCoopers LLP, 160 Federal Street, Boston, MA 02110, serves as independent auditors for the Portfolio Trust and will audit the Portfolio's financial statements annually.

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's brokerage allocation and other practices from "Portfolio Transactions" in the SAI.

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.

The Portfolio Trust incorporates by reference the section entitled "The Portfolio and Its Investors" in the SAI.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED.

Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the Securities Act of 1933. See "Management, Organization and Capital Structure," "Shareholder Information - Purchase of Securities Being Offered" and "Redemption of Securities Being Offered" in Part A.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's pricing of interests being offered from "Determination of Net Asset Value" in the SAI.

The Portfolio intends to pay redemption proceeds in cash for all interests redeemed but, under certain conditions, the Portfolio may make payment wholly or partly in portfolio securities. The Portfolio will select such securities in a manner it considers equitable, regardless of the composition of the Portfolio's portfolio at the time of the redemption in-kind. Portfolio securities paid upon withdrawal or reduction of an interest-holder's investment in the Portfolio will be valued at their then current market value. The Portfolio Trust has elected to be governed by the provisions of Rule 18f-1 under the 1940 Act which limits the Portfolio's obligation to make cash redemption payments to any investor during any 90-day period to the lesser of $250,000 or 1% of the Portfolio's net asset value at the beginning of such period. An investor may incur brokerage costs in converting portfolio securities received upon redemption to cash. The Portfolio intends that it will not redeem an investor's interest in-kind except in circumstances in which the particular investor is permitted to redeem in-kind or in the event that the particular investor completely withdraws its interest in the Portfolio.

ITEM 19. TAXATION OF THE PORTFOLIO.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's tax status from "Taxation" in the SAI.

There are certain tax issues that will be relevant to only certain of the investors, such as investors who contribute assets rather than cash to the Portfolio. It is intended that such contributions of assets will not be taxable, provided certain requirements are met. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolio.

Non-U.S. Investors
------------------

The following is a discussion of the principal U.S. federal income tax consequences of an investment in the Portfolio by an entity that is organized or established under Non-U.S. laws and that is or would be properly classified as a corporation under the entity classification principles of U.S. tax law (a "Foreign Investor"). This discussion assumes that, without considering the effect, if any, of an investment in the Portfolio, the Foreign Investor will not be engaged in a trade or business in the U.S. and that the Foreign Investor will not have any activities in or connections with the U.S. other than its investment in the Portfolio. This discussion also assumes that the Portfolio will be classified as a partnership for U.S. federal income tax purposes.

The Portfolio intends to operate so that Foreign Investors in the Portfolio would not be considered to be engaged in a trade or business in the U.S. solely as a result of investing in the Portfolio, under special U.S. federal income tax provisions applicable to certain entities the principal business of which is trading in stocks or securities for their own account. Consequently, it is anticipated that a Foreign Investor in the Portfolio will generally not incur any U.S. taxes in respect of the ownership or disposition of its interest in the Portfolio, including upon the allocation or distribution to it of the ordinary income and capital gains realized by the Portfolio, with the exception described in the next sentence. Foreign Investors may be subject to nonresident alien withholding tax (which would be withheld by the Portfolio or its agent and paid to U.S. tax authorities) at the rate of 28% (or a reduced rate if an income tax treaty rate reduction is available) on certain amounts that are from U.S. sources and are treated as ordinary income allocated to them by the Portfolio, except to the extent a U.S. withholding tax exemption may be available. Such an exemption will generally be available principally for (i) interest income that qualifies as "portfolio interest" under U.S. tax law, (ii) other interest from certain short-term debt obligations or bank deposits, and (iii) interest and dividends that are treated as non-U.S. source income under the Internal Revenue Code of 1986, as amended (the "Code") (e.g., in general, interest or dividends paid with respect to the Portfolio's investments in stock or securities of non-U.S. companies or non-U.S. governmental entities, which may be subject to withholding or other taxes imposed by the countries in which such issuers are located). Such an exemption will not, however, be available for dividend income the Portfolio receives with respect to its investments in stock of U.S. corporations, certain U.S.-source interest that does not qualify as interest described in clauses (i) or (ii) of the previous sentence, and possibly certain other income. U.S. withholding taxes could also apply to gains attributable to any interests held by the Portfolio in U.S. real property other than interests held solely as a creditor, but the Portfolio anticipates that it will generally not hold the types of interest in U.S. real property to which these withholding taxes apply.

If the Portfolio were considered to be engaged in a U.S. trade or business for U.S. federal income tax purposes, any Foreign Investor in the Portfolio would also be considered to be engaged in a U.S. trade or business and would be subject to U.S. federal income tax on its allocable share of any income of the Portfolio which is considered to be effectively connected with such U.S. trade or business ("Effectively Connected Income"). The tax on Effectively Connected Income would be imposed on a net basis at the rates applicable to U.S. taxpayers generally (and the after-tax amount of such income could also be subject to a separate branch profits tax at a 28% rate). The Portfolio would be required to withhold tax from the portion of its Effectively Connected Income which is allocable to Foreign Investors at the highest rates applicable to U.S. taxpayers (whether or not distributions are made by the Portfolio to such Foreign Investors during the taxable year). To the extent the income of the Portfolio constitutes Effectively Connected Income, a Foreign Investor may also be subject to U.S. federal income tax on some or all of the gain it recognizes on the disposition of its interest in the Portfolio. The Portfolio intends to operate in a manner that will not result in any significant portion of the Portfolio's income being treated as Effectively Connected Income, although it is possible that the Portfolio could receive some Effectively Connected Income to the extent, if any, it invests in a partnership or trust that earns such income or holds certain interests in U.S. real property.

The U.S. nonresident alien withholding taxes which may be applicable to a Foreign Investor's allocable share of some of the Portfolio's income might in some cases be reduced or eliminated under a tax treaty between the U.S. and the foreign country of which the Foreign Investor is a resident, if that country has an income tax treaty with the U.S., the Foreign Investor qualifies for benefits under that treaty, the treaty applies to investments made through partnership entities like the Portfolio, and any other applicable requirements can be satisfied. Prospective Foreign Investors should consult their tax advisors regarding the potential applicability to them of an income tax treaty and the procedures for qualifying for treaty benefits.

Massachusetts Taxation
----------------------

A Foreign Investor or U.S. investor that is properly classified as a corporation under U.S. federal and Massachusetts tax principles (collectively, an "Investor") might be required to pay Massachusetts corporate excise tax if the Investor or the Portfolio has sufficient activities in or contacts with the Commonwealth of Massachusetts ("tax nexus") to be subject to Massachusetts taxing jurisdiction. The Portfolio intends to conduct its operations so that it should not have tax nexus with Massachusetts and, consequently, an Investor that is not otherwise subject to Massachusetts taxation should not become subject to Massachusetts taxation solely by virtue of investing in the Portfolio. It should be noted that, under present Massachusetts tax law, an Investor that qualifies as a RIC under the federal income tax provisions incorporated in Massachusetts law will not be required to pay any Massachusetts income or Massachusetts corporate excise or franchise tax even if tax nexus with Massachusetts does exist as a result of investing in the Portfolio.

ITEM 20. UNDERWRITERS.

         Not applicable.

ITEM 21. CALCULATION OF PERFORMANCE DATA.

         Not applicable.

ITEM 22. FINANCIAL STATEMENTS.

Investors will receive the Portfolio's unaudited semi-annual reports and annual reports audited by PricewaterhouseCoopers LLP, the Portfolio's independent auditors. The financial statements of the Portfolio, a series of the Portfolio Trust (the "Registrant"), are incorporated by reference from the Annual Reports to interest holders for the year ended September 30, 2003 which are attached to and incorporated by reference into Parts B included herewith. (The Annual Reports to Shareholders were filed electronically on December 10, 2003; File no. 811-04813; accession numbers 0001145443-03-001531).

                   MELLON INSTITUTIONAL FUNDS MASTER PORTFOLIO

                                     PART C

ITEM 23. EXHIBITS.

         (a1).    Declaration of Trust of the Registrant.1

         (a2). Establishment and Designation of Series for Standish Small Capitalization Equity Portfolio II.2

         (a3). Establishment and Designation of Series for Standish Diversified Income Portfolio.4

         (a4). Establishment and Designation of Series for Standish Short-Term Asset Reserve Portfolio.5

         (a5). Amendment to the Declaration of Trust to change the name of the Standish Small Capitalization Equity Portfolio II to Standish Small Cap Growth Portfolio.6

         (a6). Amendment to the Declaration of Trust to change the name of the Standish Diversified Income Portfolio to Standish World High Yield
                  Portfolio. 7

         (a7). Amendment to the Declaration of Trust to change the name of the Standish Equity Portfolio to Standish Select Value Portfolio.8

         (a8). Amendment to the Declaration of Trust to change the name of the Standish World High Yield Portfolio to Standish High Yield Bond Portfolio. 10

         (a9). Establishment and Designation of Series for Standish Small Cap Value Portfolio, Standish International Equity Portfolio and Standish International Small Cap Portfolio. 10

         (a10)    Amendment to the Declaration of Trust dated June 21, 2003 ^

         (a11)    Certificate of Name Change for all series of the Registrant. ^

         (b1).    By-Laws of the Registrant.1

         (c).     Not applicable.

         (d1). Form of Investment Advisory Agreement between the Registrant, with respect to Standish Fixed Income Portfolio, and Standish, Ayer & Wood, Inc. ("Standish").1

         (d2). Form of Investment Advisory Agreement between the Registrant, with respect to Standish Equity Portfolio, and Standish.1

         (d3). Form of Investment Advisory Agreement between the Registrant, with respect to Global Fixed Income Portfolio, and Standish International Management Company, L.P. ("SIMCO").1

         (d4). Investment Advisory Agreement between the Registrant with respect to Standish Small Capitalization Equity Portfolio II and Standish.2

         (d5). Investment Advisory Agreement between the Registrant with respect to Standish Diversified Income Portfolio and SIMCO.4

         (d6). Investment Advisory Agreement between the Registrant with respect to Standish Short-Term Asset Reserve Portfolio and SIMCO.5

         (d7). Substitution and Assumption Agreement among Standish, Ayer & Wood, Inc., Standish International Management Company, LLC and the Registrant relating to Standish Global Fixed Income Portfolio. 8

         (d8). Substitution and Assumption Agreement among Standish, Ayer & Wood, Inc., Standish International Management Company, LLC and the Registrant relating to Standish World High Yield Portfolio. 8

         (d9). Form of Investment Advisory Agreement between the Registrant with respect to Standish Small Cap Value Portfolio and Standish Mellon Asset Management Company LLC. 12

         (d10). Form of Investment Advisory Agreement between the Registrant with respect to Standish International Equity Portfolio and Standish Mellon Asset Management Company LLC. 12

         (d11). Form of Investment Advisory Agreement between the Registrant with respect to Standish International Small Cap Portfolio and Standish Mellon Asset Management Company LLC. 12

         (d12). Assumption Agreement between Standish Mellon Asset Management Company, LLC and The Boston Company Asset Management, LLC relating to each series of the Registrant. ^

         (e).     Not applicable.

         (f).     Not applicable.

         (g). Form of Custody, Administration and Accounting Services Agreement between the Registrant and Mellon Bank, N.A. ^

         (h).     See exhibit (g) above.

         (i).     Not applicable.

         (j).     Consent of Independent Public Accountants. ^

         (k).     Not applicable.

         (l).     Not applicable.

         (m).     Not applicable.

         (n1). Financial Data Schedule of The Boston Company Large Cap Core Portfolio.12

         (n2). Financial Data Schedule of The Boston Company Small Cap Growth Portfolio.12

         (n3). Financial Data Schedule of The Boston Company Small Cap Value Portfolio.12

         (n4). Financial Data Schedule of The Boston Company International Core Equity Portfolio.12

         (n5). Financial Data Schedule of The Boston Company International Small Cap Portfolio.12

         (o).     Not applicable.

         (p1). Code of Ethics for Mellon Institutional Funds Investment Trust and Mellon Institutional Funds Master Portfolio9

         (p2) Code of Ethics for The Boston Company Asset Management, LLC, Standish Mellon Asset Management Company LLP and Mellon Funds Distributor, L.P. 9

         (q1) Power of Attorney for Portfolio Trust (Samuel C. Fleming, Benjamin M. Friedman, John H. Hewitt, Caleb Loring III and Patrick J. Sheppard) ^

         (q2) Power of Attorney for Portfolio Trust with respect to Feeder Fund Registration Statements (Samuel C. Fleming, Benjamin M. Friedman, John H. Hewitt and Caleb Loring III) ^

         (q3)     Power of Attorney for Portfolio Trust (Patrick J. Sheppard) ^

         (q4)     Power of Attorney for Portfolio Trust (Steven M . Anderson) ^

------------------------
^        Filed herewith

1 Filed as an exhibit to Registrant's Registration Statement on Form N-1A (File No. 811-07603) on April 25, 1996 and incorporated by reference herein.

2 Filed as an exhibit to Amendment No. 1 to the Registrant's Registration Statement on Form N-1A (File No. 811-07603) on October 10, 1996 and incorporated by reference herein.

3 Filed as an exhibit to Amendment No. 2 to the Registrant's Registration Statement on Form N-1A (File No. 811-07603) on April 30, 1997 and incorporated by reference herein.

4 Filed as an exhibit to Amendment No. 3 to the Registrant's Registration Statement on Form N-1A (File No. 811-07603) on June 2, 1997 and incorporated by reference herein.

5 Filed as an exhibit to Amendment No. 4 to the Registrant's Registration Statement on Form N-1A (File No. 811-07603) on December 29, 1997 and incorporated by reference herein.

6 Filed as an exhibit to Amendment No. 9 to the Registrant's Registration Statement on Form N-1A (File No. 811-07603) on January 28, 2000 and incorporated by reference herein.

7 Filed as an exhibit to Amendment No. 10 to the Registrant's Registration Statement on Form N-1A (File No. 811-07603) on May 1, 2000 and incorporated by reference herein.

8 Filed as an exhibit to Amendment No. 11 to the Registrant's Registration Statement on Form N-1A (File No. 811-07603) on January 31, 2001 and incorporated by reference herein.

9 Filed as an exhibit to Amendment No. 13 to the Registrant's Registration Statement on Form N-1A (File No. 811-07603) on January 28, 2002 and incorporated by reference herein.

10 Filed as an exhibit to Amendment No. 14 to the Registrant's Registration Statement on Form N-1A (File No. 811-07603) on April 30, 2002 and incorporated by reference herein.

11 Filed as an exhibit to Amendment No. 15 to the Registrant's Registration Statement on Form N-1A (File No. 811-07603) on January 27, 2003 and incorporated by reference herein.

12 Filed on Form NSAR (File No. 811-07603) on November 26, 2003 and incorporated by


ITEM 24. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

         Not applicable.

ITEM 25. INDEMNIFICATION.

Reference is hereby made to Article V of the Registrant's Declaration of Trust, previously filed as an Exhibit.

Under the Registrant's Declaration of Trust, any past or present Trustee or officer of the Registrant is indemnified to the fullest extent permitted by law against liability and all expenses reasonably incurred by him in connection with any action, suit or proceeding to which he may be a party or is otherwise involved by reason of his being or having been a Trustee or officer of the Registrant. The Declaration of Trust of the Registrant does not authorize indemnification where it is determined, in the manner specified in the Declaration, that such Trustee or officer has not acted in good faith in the reasonable belief that his actions were in the best interest of the Registrant. Moreover, the Declaration does not authorize indemnification where such Trustee or officer is liable to the Registrant or its investors by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by any such Trustee, officer or controlling person against the Registrant in connection with the securities being registered, and the Commission is still of the same opinion, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 26. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

Standish Mellon Asset Management Company LLC ("Standish Mellon") and The Boston Company Asset Management, LLC ("TBCAM"):

The business and other connections of the officers and Directors of Standish Mellon and TBCAM, the investment advisers to all series of the Registrant, are listed on the Forms ADV of Standish Mellon and TBCAM, respectively, as currently on file with the Commission (File No. 801-60527). The following sections of each such Form ADV are incorporated herein by reference:

         (a) Items 1 and 2 of Part 2;

         (b) Section IV, Business Background, of each Schedule D.

ITEM 27. PRINCIPAL UNDERWRITERS.
         Not applicable.

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS.

The Registrant maintains the records required by Section 31(a) of the Investment Company Act of 1940 and Rules 31a-1 to 31a-3 inclusive thereunder at its registered office, located in care of Mellon Bank, N.A., Mellon Financial Center, One Boston Place, Boston, Massachusetts 02108. Certain records, including records relating to the Registrant's shareholders and the physical possession of its securities, may be maintained pursuant to Rule 31a-3 at the main offices of the Registrant's custodian.

ITEM 29. MANAGEMENT SERVICES.

         Not applicable.

ITEM 30. UNDERTAKINGS.

         Not applicable.

                                   SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the city of Boston, Massachusetts, on the 27th day of January, 2004.


                                        MELLON INSTITUTIONAL FUNDS
                                             MASTER PORTFOLIO

                                        By:  /s/ Denise B. Kneeland
                                             ------------------------------
                                             Name:  Denise B. Kneeland
                                             Title:    Assistant Vice President

                                  EXHIBIT INDEX



      EXHIBIT NO.                       DESCRIPTION

         (a10)    Amendment to the Declaration of Trust dated June 21, 2003

         (a11)    Certificate of Name Change for all series of the Registrant.

         (d12) Assumption Agreement between Standish Mellon Asset Management Company, LLC and The Boston Company Asset Management, LLC relating to each series of the Registrant.

         (g). Form of Custody, Administration and Accounting Services Agreement between the Registrant and Mellon Bank, N.A.

         (J)      Consent of Independent Public Accountants

         (q1) Power of Attorney for Portfolio Trust (Samuel C. Fleming, Benjamin M. Friedman, John H. Hewitt, Caleb Loring III and Patrick J. Sheppard)

         (q2) Power of Attorney for Portfolio Trust with respect to Feeder Fund Registration Statements (Samuel C. Fleming, Benjamin M. Friedman, John H. Hewitt and Caleb Loring III)

         (q3)     Power of Attorney for Portfolio Trust (Patrick J. Sheppard)

         (q4)     Power of Attorney for Portfolio Trust (Steven M . Anderson)